Exhibit 10.1

OFFICE LEASE

1655 GRANT STREET, CONCORD, CALIFORNIA

SFG OWNER A, LLC

a Delaware limited liability company,

as Landlord,

and

GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.,

a California corporation,

as Tenant

1655 Grant Street

Genworth Financial Wealth Management, Inc.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

(i)

EXHIBITS

EXHIBIT A -	LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B -	TENANT WORK LETTER

EXHIBIT C -	OPERATING EXPENSE DEFINITIONS AND CALCULATION PROCEDURES

EXHIBIT D -	RULES AND REGULATIONS

EXHIBIT E -	FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT F -	NOTICE OF LEASE TERM DATES

EXHIBIT G -	FORM OF SNDA

EXHIBIT H -	JANITORIAL SERVICES

EXHIBIT I -	CRITICAL ENVIRONMENTS

1655 Grant Street

Genworth Financial Wealth Management, Inc.

(ii)

Accountant	9
Additional Rent	7
Alterations	15
Applicable Laws	35
Award	6
Bank	10
Base Building	15
Base Rent	7
Base Year	1
Brokers	43
Building	1
Building Common Areas,	2
Building Common Areas	2
Building Hours	11
CAP Process	10
CEWA Work	10
Comparable Deals	3
Comparable Term	4
Control,	27
Cosmetic Alterations	15
Cost Pools	9
Critical Environments	10
Direct Expenses	1
Estimate	9
Estimate Statement	9
Estimated Excess	9
Excess	9
Exercise Notice	4
Expense Year	1
Force Majeure	42
Garage	3
Handbook	10
Holidays	11
HVAC	11
Interest Rate	36
Landlord	1
Landlord Parties	17
Landlord’s Option Rent Calculation	4
Lease	1
Lease Commencement Date	2
Lease Expiration Date	2
Lease Term	2
Lines	45
Market Rent	3

1655 Grant Street

Genworth Financial Wealth Management, Inc.

(iii)

MPOE	13
Neutral Arbitrator	5
Operating Expenses	1
Option Rent	3
Option Term	3
Option Term Improvement Allowance	4
Other Improvements	45
Outside Agreement Date	5
Parking Rules	37
Permitted Transferee	27
Permitted Use	2
Premises	1
Project	1
Project Common Areas	2
Project Common Areas,	2
Proposition 13	8
Renovations	44
Rent Concessions	3
Rent	7
Review Period	8
Rules and Regulations	10
Statement	9
Summary	1
Swift Plaza	1
Tax Expenses	7
Tenant	1
Tenant Parties	18
Tenant Response Notice	4
Tenant’s Option Rent Calculation	4
Tenant’s Share	8
Third Party Contractor	21
Transfer	27
Transfer Premium	26
Transferee	24
Transfers	24
Work Letter	1

1655 Grant Street

Genworth Financial Wealth Management, Inc.

(iv)

Execution Version

1655 GRANT STREET

SWIFT PLAZA–CONCORD, CALIFORNIA

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between SFG Owner A, LLC, a Delaware limited liability company (“Landlord”), and Genworth Financial Wealth Management, Inc., a California corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE		DESCRIPTION
1.	Date:		May 29, 2013.

2.	Premises:

	2.1	Building:	That certain thirteen (13)-story office building (the “Building”) located at 1655 Grant Street, Concord, California 94520, which Building contains approximately 291,992 rentable square feet of space

	2.2	Premises:	48,128 rentable square feet of space comprising all of the ninth and tenth (9th-10th) floors of the Building, as further set forth in Exhibit A to this Lease.

	2.3	Project:	The Building is part of an office project known as “Swift Plaza,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2):

	3.1	Length of Term:	Ninety-four (94) months.

	3.2	Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises and (ii) the date upon which the Premises are “Ready for Occupancy,” as that term is set forth in Section 5.1 of the Work Letter attached as Exhibit B to the Lease, which Lease Commencement Date is anticipated to be September 19th, 2013.

1655 Grant Street

Summary P-1	Genworth Financial Wealth Management, Inc.

3.3	Lease Expiration Date:	The last day of the calendar month in which the date which is ninety-four (94) months after the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the date which is ninety-four (94) months after the Lease Commencement Date. For example, if the Lease Commencement Date is September 1st, 2013 the Lease Expiration Date will be June 30th, 2021 and if the Lease Commencement Date is between September 2nd, 2013 and September 30th, 2013 the Lease Expiration Date will be July 31st, 2021.

3.4	Option Term(s):	Two (2) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Months 01 - 10	$0.00	$0.00	$0.00
Months 11 - 22	$1,097,318.40	$91,443.20	$1.90
Months 23 - 34	$1,126,195.20	$93,849.60	$1.95
Months 35 - 46	$1,155,072.00	$96,256.00	$2.00
Months 47 - 58	$1,183,948.80	$98,662.40	$2.05
Months 59 - 70	$1,212,825.60	$101,068.80	$2.10
Months 71 - 82	$1,241,702.40	$103,475.20	$2.15
Months 83 - 94	$1,270,579.20	$105,881.60	$2.20

5.	Base Year (Exhibit C):	Calendar year 2014.

6.	Tenant’s Share (Exhibit C):	16.48%.

7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Article 5 of this Lease, (B) all “Applicable Laws,” as that term is set forth

1655 Grant Street

Summary P-2	Genworth Financial Wealth Management, Inc.

in Article 24 of this Lease, (C) all applicable zoning, building codes and the “CC&Rs,” as that term is set forth in Article 1 of this Lease, and (D) the character of the Building as a first-class office building.

8.	Security Deposit
	(Article 21) :	$0.00.

9.	Parking (Article 28):	A total of two hundred forty one (241) unreserved parking passes for the five (5) level parking structure located at 1575 Grant Street between Clayton Road and Oak Street (the “Garage). Additionally, two (2) reserved parking spaces and five (5) visitor spaces identified as designated for Tenant.

10.	Legal Notice Address of Tenant (Section 29.16):	Genworth Financial Wealth Management, Inc. 6620 West Broad Street, Building I Richmond, VA 23230 Attention: Sarah Bagby

with a copy to:

Genworth Financial Wealth Management, Inc. 1655 Grant Street Concord, CA 94520 Attention: Ted F. Angus

11.	Legal Notice Address of Landlord
(Section 29.16):

SFG Owner A, LLC

c/o Swift Realty Partners LLC

260 California Street, Suite 300

San Francisco, California 94111

Attention: Craig Firpo

with a copy to:

Orrick, Herrington & Sutcliffe, LLP

405 Howard Street

San Francisco, California 94605

Attention: MJ. Pritchett

1655 Grant Street

Summary P-3	Genworth Financial Wealth Management, Inc.

12.	Broker(s)
(Section 29.20):
Representing Landlord:
	Representing Tenant:	Cornish & Carey Commercial
	Peter R. McGill, Cassidy Turley	Newmark Knight Frank
	Mark McNally, Cassidy Turley	Breck Lutz

13.	Moving Allowance:
None

1655 Grant Street

Summary P-4	Genworth Financial Wealth Management, Inc.

Execution Version

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A-1 attached hereto and the Premises has approximately the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A-1 is to show the location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is located on a legal parcel of land described on Exhibit A-2 (the “Property”). The Property is operated as part of an office project known as “Swift Plaza” which includes four office buildings and a parking structure. The term “Project,” as used in this Lease, shall mean (i) the Building, (ii) the Property, (iii) the adjacent properties included in the Project, which are owned by others, and which are 1755 Grant Street, 2000 Clayton Road and 2001 Clayton Road and the five-level parking structure commonly known as 1575 Grant Street, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto. The Project is subject to a recorded Reciprocal Easements, Covenants, Conditions and Restrictions Agreement as amended (the “CC&Rs”) which governs the operation of the exterior common areas, certain mechanical systems and the parking structure. Swift Realty Partners, LLC is currently the Project Manager and Garage Operator under the CC&Rs.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Building or the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Building, the Property and the Project which are provided, from time to time, for use in common by Landlord, Tenant

1655 Grant Street

Genworth Financial Wealth Management, Inc.

and any other tenants of Building or the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants (provided such use does not materially and adversely impact Tenant’s access to or Permitted Use of the Premises or the shared common areas), or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas,” all of which shall be operated in manner consistent with other Class A office buildings in the Concord BART Submarket. The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as “Exterior Common Areas” in the CC&Rs. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Building designated as common areas by Landlord. The manner in which the Building Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Article 5, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Building and the Common Areas; provided that no such changes shall be permitted which materially reduce Tenant’s rights or access hereunder. Tenant shall have the right of access to the Premises, the Building, the Property and, subject to TCCs of Article 28, the Garage twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Article 2.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary.

ARTICLE 2

LEASE TERM; OPTION TERMS

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. Within ninety (90) days following commencement of the Lease Term, Landlord shall deliver to Tenant a notice in the form as set forth in Exhibit F, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord. Should Tenant fail to do so within forty five (45) days after Landlord’s delivery of the notice, the information set forth in the confirmation notice shall be conclusively presumed to be correct.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

2.2 Option Term(s).

2.2.1 Option Right. Landlord hereby grants the originally named Tenant and its Permitted Transferees, as that term is set forth in Section 14.6 of this Lease, two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years (each, an “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in monetary or any other material default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in monetary or any other material default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, (A) Tenant is not in default under this Lease (beyond any applicable notice and cure periods), (B) Tenant has not been in monetary or any other material default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (C) Tenant has not been in monetary or any other material default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the Lease Term, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the originally named Tenant or its Permitted Transferee (and not any other assignee, sublessee or other transferee of the originally named Tenant’s interest in this Lease).

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent, and considering (x) any “base year” or “expense stop” applicable thereto, as well as (y) the inclusion of any utility expenses as a part thereof), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location and quality to the Premises for a “Comparable Term,” as that term is defined in this Section 2.2.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, and (c) all other monetary concessions, if any, being granted such tenants in connection with

1655 Grant Street

Genworth Financial Wealth Management, Inc.

such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. If in determining the Market Rent, Tenant is entitled to a improvement or comparable allowance for the improvement of the Premises (the “Option Term Improvement Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term Improvement Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term Improvement Allowance (in which case the Option Term Improvement Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building and other first-class institutionally-owned office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the “Comparable Area,” which is the “Concord BART Submarket” (defined below) in the East Bay portion of the San Francisco Bay Area. The “Concord BART Submarket” in the East Bay portion of the San Francisco Bay Area shall be the area containing Comparable Buildings having reasonably comparable access to the Bay Area Rapid Transit (“BART”) system as well as reasonably comparable freeway access as the Project, and located within the City of Concord.

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than fifteen (15) months nor less than nine (9) months prior to the expiration of the then Lease Term, stating that Tenant is exercising its option. Landlord shall then deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice, which Landlord Response Notice shall contain Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Tenant shall deliver notice (the “Tenant Response Notice”) to Landlord on or before the date which is fifteen (15) days after Tenant’s receipt of the Landlord Response Notice and Landlord’s Option Rent Calculation, stating that Tenant is (A) accepting Landlord’s Option Rent Calculation as the Market Rent, (B) rejecting Landlord’s Option Rent Calculation and setting forth Tenant’s calculation of the Market Rent so as to proceed with the process of extending the Lease Term (the “Tenant’s Option Rent Calculation”), or (C) withdrawing and rescinding its Exercise Notice. If Tenant does not timely respond within such fifteen (15) day period, Landlord may send a second notice, including a prominently displayed, conspicuous caption stating that Tenant’s failure to respond within five (5) business days shall be deemed to constitute Tenant’s acceptance of Landlord’s Option Rent Calculation. If following such second notice, Tenant fails to respond within such five (5) business day period, Tenant shall be deemed to have accepted Landlord’s Option Rent Calculation. If Tenant timely sends notice of its election to withdraw its Exercise Notice

1655 Grant Street

Genworth Financial Wealth Management, Inc.

pursuant to clause (C) above, such Exercise Notice shall be rescinded without liability or obligation; provided, however, if Tenant does not timely withdraw its Exercise Notice pursuant to clause (C), such Exercise Notice from Tenant shall be irrevocable and the parties will proceed in accordance with the TCCs of this Section 2.2. Within ten (10) business days of its receipt of the Tenant Response Notice and Tenant Option Rent Calculation, Landlord may, at its option, accept the Market Rent contained in the Tenant’s Option Rent Calculation. If Landlord does not affirmatively accept or Landlord rejects the Market Rent specified in the Tenant’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

2.2.4 Determination of Market Rent. In the event Landlord rejects or is deemed to have rejected the Market Rent contained in Tenant’s Option Rent Calculation, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord’s rejection or deemed rejection of the Tenant’s Option Rent Calculation (the “Outside Agreement Date”), then, within two (2) business days following such Outside Agreement Date, (x) Tenant may reestablish the Tenant’s Option Rent Calculation by delivering written notice thereof to Landlord, and (y) Landlord may reestablish the Landlord’s Option Rent Calculation by delivering written notice thereof to Tenant. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days of the Outside Agreement Date, then in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 2.2, shall be submitted to the “Neutral Arbitrator,” as that term is defined in Section 2.2.4.1 of this Lease, pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.5 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall mutually, reasonably appoint one (1) arbitrator who shall by profession be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or the appraisal of (as the case may be) of first-class commercial office properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4. above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease. Such Neutral Arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Neither the Landlord or Tenant may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.2 The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4. above, is closest to Market Rent as determined by such

1655 Grant Street

Genworth Financial Wealth Management, Inc.

Neutral Arbitrator and simultaneously publish a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined by such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.

2.2.4.3 The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.4.4 If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of Contra Costa County to appoint such Neutral Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator.

2.2.4.5 The cost of arbitration shall be paid by Landlord and Tenant equally.

2.3 Option to Early Terminate. Notwithstanding anything to the contrary herein, Tenant shall have the right, which may be exercised in its sole and absolute discretion (but once exercised as provided below shall be binding and irrevocable), to terminate the Lease Term under this Lease, effective as of the last day of the seventieth (70th) month after the Lease Commencement Date (such early termination date, the “Early Termination Date”) by providing written notice (the “Early Termination Notice”) to Landlord on or before the last day of the sixty-first (61st) month after the Lease Commencement Date. The Termination Notice must be accompanied by a termination payment (“Termination Fee”) equal to $1,000,000.00. Upon the timely receipt of the Termination Notice and the Termination Fee, the Lease Expiration Date will become the Early Termination Date and the Lease Term will expire on the Early Termination Date for all purposes of this Lease.

2.4 Completion of Tenant Improvements. Landlord acknowledges that, pursuant to that certain Lease, dated October 18th, 1999, as amended from time to time, between Pleasant Hill Holdings, Inc., as landlord, and Tenant, as successor in interest to AssetMark Investment Services, Inc., as tenant, Tenant may become subject to monthly incremental holdover rent, i.e., the amount in excess of Tenant’s current monthly rent under such lease (“Incremental Holdover Rent”), in the event that Tenant does not vacate the premises under such lease prior to September 30, 2013. In the event that the Premises are not Ready For Occupancy on or prior to September 1, 2013 (provided that such date shall be extended on a day-for-day basis by any delays caused by or arising out of the matters described in Sections 5.2.1-5.2.7 of the Work Letter or Force Majeure events), upon delivery by Tenant to Landlord of satisfactory documentation, Landlord shall provide Tenant with a credit against Tenant’s future Base Rent obligations under this Lease in an amount equal to the Incremental Holdover Rent actually paid by Tenant for the period between September 30, 2013, and the date on which the Premises are Ready For Occupancy; provided that such credit shall be subject to a maximum of $50,000 per month of Incremental Holdover Rent. In the event that the Premises are not Ready For Occupancy on or prior to December 1, 2013 (provided that such date shall be extended on a day-for-day basis by any delays caused by or arising out of the matters described in Sections 5.2.1-5.2.7 of the Work Letter or Force Majeure events), Tenant shall have the right to terminate this Lease without penalty upon written notice to Landlord.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Building, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check or electronic funds transfer for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid on or prior to the Lease Commencement Date. If any payment of Base Rent is for a period which is shorter than one month, the Base Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 In General. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 1.1.6 and 1.1.2, respectively, of Exhibit C attached to this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 1.1.1 of Exhibit C; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, other than payments of Base Rent, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 and Exhibit C as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant’s Share of any “Estimated Excess,” as that term is set forth in, and pursuant to the terms and conditions of, Section 1.3.2 of Exhibit C, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 and Exhibit C shall survive the expiration of the Lease Term.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

4.2 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.2.1 Tenant shall be liable for and shall pay prior to delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.2.2 If the improvements in the Premises (other than those installed by Landlord pursuant to the Lease and/or Work Letter), whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.2.1, above.

4.2.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Garage; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.3 Landlord’s Books and Records. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond any applicable cure period provided in this Lease, specifically including, but not limited to, the timely payment of Additional Rent (whether or not the same is subject of the dispute), Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within two hundred forty (240) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an employee of Tenant or its affiliate, or a third party providing lease administration services (which is not working on a contingency fee basis) or an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm which has previous experience in reviewing financial operating records of landlords of office buildings, (B) shall not already be providing primary

1655 Grant Street

Genworth Financial Wealth Management, Inc.

accounting and/or lease administration services to Tenant and shall not have provided primary accounting and/or lease administration services to Tenant in the past three (3) years, (C) is not working on a contingency fee basis [i.e., Tenant must be billed based on the actual time and materials that are incurred by the accounting firm in the performance of the audit], and (D) shall not currently or in the future be providing accounting and/or lease administration services to another tenant in the Building and/or the Project in connection with a review or audit by such other tenant of Direct Expenses) designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s corporate offices, provided that (i) Tenant is not then in default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be, and (iii) , unless an employee of Tenant is performing the audit, a copy of the audit agreement between Tenant and its particular auditor has been delivered to Landlord prior to the commencement of the audit. In connection with any such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. At the request of Tenant, such auditor shall be provided office space to perform such audit and shall be permitted to make copies of relevant documents (subject to commercially reasonable requirements to ensure the preserved confidentiality of any audited materials, including without limitation the requirement that all such copies be returned to Landlord or destroyed). Any audit report prepared by Tenant’s auditors shall be delivered concurrently to Landlord and Tenant within the two hundred forty (240) day period referenced above. Excepting the Base Year Statement, Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses for the applicable Expense Year were overstated by more than five percent (5%), then the cost of the Accountant and any other out-of-pocket, third-party Tenant costs of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.3, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the “Permitted Use,” as that term is defined in Section 7 of the Summary, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole and absolute discretion. Tenant shall not

1655 Grant Street

Genworth Financial Wealth Management, Inc.

allow occupancy density of use of the Premises which is greater than the seven (7) persons per 1,000 rentable square feet of space located in the Premises or which would exceed any maximum densities permitted by applicable law or governmental authority. Tenant covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the rules and regulations promulgated by Landlord from time to time (“Rules and Regulations”), the current set of which (as of the date of this Lease) is attached to this Lease as Exhibit D; or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building, or in a manner otherwise inconsistent with the character of the Building as a first-class office building. Tenant shall faithfully observe and comply with the Rules and Regulations. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project including the CC&Rs. Additionally, Tenant acknowledges that the Project may be subject to any future CC&Rs which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and which do not violate the terms of this Lease or its Permitted Use, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs and Tenant shall promptly recognize such CC&Rs by executing a commercially reasonable form of recognition.

5.2 CAP Process. Tenant acknowledges that during the Lease Term, Bank of America, National Association (the “Bank”) will be conducting operations critical to the Bank’s business within portions of the Property as shown on Exhibit I hereto (such portions, as the same may be modified from time to time by written notice from Landlord to Tenant, the “Critical Environments”). Tenant agrees that it will not perform, or allow any utility provider, vendor, or other third party to perform, any “Alterations” as that term is defined in Section 8.1, below, or any construction, repair, maintenance, testing, or other work that requires entry into the Critical Environments, or that could potentially impact or interrupt the Bank’s operations within the Critical Environments (e.g., outdoor activities that produce vibration (such as jack hammering), airborne particulates, or the release of water) (collectively, “CEWA Work”) unless it complies with and causes the utility providers, vendors, and other third parties performing the CEWA Work to comply with, the Bank’s Critical Awareness Process (“CAP Process”), as set forth in the Bank’s Critical Awareness Learning Guide (the “Handbook”). Tenant hereby acknowledges receipt of the current Handbook. Landlord shall notify Tenant of any changes to the Handbook and/or the CAP Process after the Lease Commencement Date, which changes shall not materially affect Tenant’s obligations under the CAP Process existing as of the date of this Lease. Landlord shall coordinate communications between Tenant and the Bank regarding the CAP Process. Bank may pay certain costs incurred by Tenant in implementing the CAP Process. Landlord will use good faith efforts to coordinate the Bank’s payment of Tenant’s implementation costs, but will have no liability for Tenant’s costs of compliance with the CAP Process. Tenant also agrees to obtain the prior written consent of Landlord to such CEWA Work, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided that it shall be deemed reasonable for Landlord to withhold its consent to any CEWA Work that may result in Landlord being in breach or default under the Bank’s lease.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to reasonable changes implemented by Landlord and all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (collectively, the “Holidays”). The daily time periods identified hereinabove are sometimes referred to as the “Business Hours.”

6.1.2 On a twenty-four (24) hour, seven (7)-day a week basis, Landlord shall provide adequate electrical equipment to bring electricity to the Premises for lighting, convenience outlets and for other normal office use.

6.1.3 Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises with new, unused fixtures that are in good working order. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises, except as provided in the Work Letter.

6.1.4 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes on a twenty-four (24) hour, seven (7) day a week basis.

6.1.5 Landlord shall provide janitorial services in accordance with the specifications of Exhibit H attached hereto. Such service shall occur, after normal business hours, five (5) days per week, consistent with other first class office buildings in the vicinity of the Project, in and about the Premises. Landlord shall provide window washing services in a manner consistent with other comparable buildings in the vicinity of the Project.

6.1.6 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours. At least one elevator shall be available at all other times, including the Holidays.

6.1.7 Landlord shall provide on-site access control equipment, personnel, procedures and systems consistent with other first class office buildings in the vicinity of the Project.

6.1.8 Subject to Landlord’s rules, regulations, and restrictions and the terms of this Lease, Landlord shall permit Tenant to utilize the existing Building risers, raceways, shafts and conduit to the extent (i) there is available space in the Building risers, raceways, shafts and/or conduit for Tenant’s use, which availability shall be determined by Landlord in Landlord’s sole and absolute discretion, and (ii) Tenant’s requirements are consistent with the requirements of a typical general office user. Tenant may only use vendors approved by Landlord, which approval shall not be unreasonably withheld, to provide services to Tenant through the use of the Building risers, raceways, shafts and conduit.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

6.1.9 Landlord shall provide on-site security guards and closed circuit surveillance cameras, including but not limited to: an on-site security officer located at the front desk of the Building during normal business hours and roving security guard(s) to patrol the outside of the Building and the Project, as provided in the CC&Rs, with not less than one on-duty security guard to be provided for the Project on a 24-hour, 7-day a week basis.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the security, life safety, HVAC, electrical, mechanical and plumbing systems.

6.2 Overstandard Tenant Use. Excepting those improvements described in the Work Letter, Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right, at the time of consent, to require installation of supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter (or sub-meter) any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering (or sub-metering) devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Building or the risers or wiring installation, and shall be subject to the terms of Section 29.26 below. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establishes as its Building standard rate; provided, however, that if no Event of Default exists, Landlord shall abate the first $11,000 of such amount during each calendar year. If Tenant utilizes a specialized or dedicated cooling unit within the Premises (in or adjacent to a Tenant server room or otherwise), notwithstanding any provision hereof to the contrary, Tenant shall be solely responsible the maintenance and repair of such unit and for the cost of electricity for such unit; provided, however, if applicable, Landlord shall install separate metering in connection with such unit at Landlord’s cost.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

6.3 Interruption of Use. Tenant agrees that, except to the extent caused by Landlord’s or Landlord’s agents’, contractors’ or employees’ negligence or willful misconduct, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building, Property or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; provided however, that if such interruption of service is the result of Landlord’s or Landlord’s agents’, contractors’ or employees’ negligence or willful misconduct, and if such interruption of service makes the Premises or any material portion thereof unsuitable for occupancy or Tenant’s Permitted Use, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unsuitable, and not occupied by Tenant as a result thereof, and additionally, if such interruption of service makes the Premises unfit for the Permitted Use for a period continuing for one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease upon written notice to Landlord within thirty (30) days thereafter. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Use of Shafts and Utility Connections. Landlord shall have reasonable access, and shall be entitled to allow other tenants reasonable access, through existing Building shafts to other portions of the Building (including the roof and mechanical floors), or to utility connections outside the Building, for the installation, repair, and maintenance of ducts, pipes, connections, and equipment for cables, conduits, transmitters, receivers, and other office, computer, communications and word and data processing equipment and facilities, including any technological devices not yet developed, whether similar or dissimilar to the foregoing, which may hereafter become necessary or desirable for any permitted use of the Property; provided, however, that to the extent such shafts or utility connections are located within the Premises, such access shall not materially interfere with Tenant’s occupancy of the Premises.

6.5 Main Point of Entry. Tenant acknowledges all telecommunication services must be routed through the Main Point of Entry located on the ground floor of the Building (the “MPOE”). Landlord shall coordinate access to the MPOE for Tenant’s telecommunications service providers.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, equipment, window coverings, and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear, or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair or commence and diligently proceed to repair within ten (10) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and not to exceed seven percent (7%)) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for (i) maintaining the Building Common Areas in a manner consistent with the character of the Building as a first-class office building, and (ii) repairs to the exterior windows, walls, floor slabs, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment including without limitation (except as expressly provided to the contrary herein) all mechanical, electrical, plumbing and HVAC of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to provide reasonable notice and to not materially interfere with Tenant’s use of, or access to, the Premises. If Landlord fails to make such repair, Tenant may, after written notice to Landlord and Landlord’s failure to repair or commence to repair within ten (10) business days thereafter, but need not, make such repairs and replacements, and Landlord shall pay Tenant the cost thereof upon being billed for same. If Landlord’s failure to perform such required repair makes the Premises unfit for the Permitted Use for a period continuing for one hundred eighty (180) days beyond notice to Landlord, then Tenant shall have the right to terminate this Lease upon written notice to Landlord within thirty (30) days thereafter. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. With the exception of cosmetic alterations totaling less than ten thousand dollars ($10,000.00) per instance, and which do not impact any mechanical, HVAC, plumbing, structural or building facilities or systems, Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems in the Building pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which may result in Landlord being in breach or default under the Bank’s lease, or may adversely affect the structural portions or the systems or equipment of the Building, or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not (i) adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building; (ii) adversely affect the value of the Premises or Building; or (iii) constitute CEWA Work as defined in Section 5.2 of the Lease (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Work Letter and not the terms of this Article 8. Landlord may impose, as a condition of its consent (to the extent such consent is required hereunder) to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy of such permit to Landlord prior to the commencement of the work, and the compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Concord, all in conformance with Landlord’s construction rules and regulations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment, including without limitation all mechanical, electrical, plumbing and HVAC systems and equipment, located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other

1655 Grant Street

Genworth Financial Wealth Management, Inc.

tenants in the Project. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Contra Costa in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and as a condition precedent to the enforceability and validity of Landlord’s consent, Tenant shall deliver to the management office for the Project a reproducible copy of the “as built” and CAD drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.2 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to four percent (4%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. Notwithstanding the foregoing, this Section 8.2 shall not apply to Landlord’s work as contemplated in the Work Letter (including any repair of elements therof by Landlord to the extent provided in the Work Letter), and only the first sentence of this Section 8.2 shall apply to any Tenant’s improvements, Alterations or work conducted prior to the Lease Commencement Date.

8.3 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.4 Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises (excluding Tenant’s removable trade fixtures, personal property, furniture or non-affixed office equipment), from time to time, shall be at the sole cost of Tenant (except as otherwise provided in the Work Letter) and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord. For any improvements or Alterations other than those contemplated in the Work Letter, Landlord may, by written notice to Tenant given prior to or at the time of Landlord’s consent or notice of the same, require Tenant, at Tenant’s expense, to remove any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a

1655 Grant Street

Genworth Financial Wealth Management, Inc.

building standard improved condition as determined by Landlord, then Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Notwithstanding any such payment or removal by Landlord, Tenant shall have the right but not the obligation to contest any such lien, and if Tenant’s contest ultimately results in any portion of Landlord’s payment being refunded to Landlord, to the extent that Tenant has already paid the Additional Rent to Landlord on account of such amount, Landlord shall pay over such amount to Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnification and Waiver. Except to the extent of the negligence or willful misconduct of the Landlord or the “Landlord Parties” (as that term is defined below), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its members, managers, partners, subpartners and their respective owners, investors, principals, officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Other than to the extent arising out of the negligence or willful misconduct of the Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises or the Project; (b) the use or occupancy of the Premises or the Project by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises or the Project; (d) any acts, omission, or negligence of Tenant or any person claiming

1655 Grant Street

Genworth Financial Wealth Management, Inc.

under Tenant, or its members, managers, partners, subpartners and their respective owners, investors, principals, officers, agents, servants, employees, contractors, invitees, or visitors (collectively, “Tenant Parties”); (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises or the Project under the express or implied invitation of Tenant; or (g) the placement by any Tenant Parties of any personal property or other items within the Premises or the Project. Landlord shall indemnify, defend, protect, and hold harmless the Tenant Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred as a result of Landlord’s gross negligence or willful misconduct. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises or use of the Project, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, the parties’ agreements to indemnify each other pursuant to this Section 10.1 are not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by either party pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to such party’s indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, to the extent Tenant is made aware, and at Tenant’s expense, comply with Landlord’s insurance company requirements pertaining to the use of the Premises (which requirements shall not prohibit the Permitted Use). If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1 Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing

1655 Grant Street

Genworth Financial Wealth Management, Inc.

agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary with respect to the Premises except in the case of an insured loss resulting from Landlord’s negligence, in which case Landlord’s insurance shall be primary (without imposing any liability or obligation on Landlord in the event that Landlord’s insurance does not cover such loss), or as otherwise expressly provided in this Lease. With respect to any primary coverage by Tenant, any insurance carried by Landlord shall be excess and non-contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$3,000,000 each occurrence

Personal Injury and Advertising Liability	$3,000,000 each occurrence

10.3.2 Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements and any other improvements existing in the Premises as of the date of this Lease (excluding the Base Building), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, (b) water damage from any cause whatsoever, including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup of sewers and drainage, and (c) terrorism (to the extent such terrorism insurance is available as a result of the Terrorism Risk Insurance Act of 2002 (Pub. L. 107-297, 116 Stat. 2322), the Terrorism Risk Insurance Program Reauthorization Act of 2005 (Pub. 1. 109-144), and the Terrorism Risk Insurance Program Reauthorization Act of 2007 (Pub. L. 110-160, 121 Stat. 183), any successor statute or regulation, or is otherwise available at commercially reasonable rates).

10.3.3 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

10.3.4 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.3.5 Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Building if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises other than as permitted by the TCCs of this Lease.

10.3.6 Property Damage. Tenant may, but shall not be obligated to (without prejudice to the provisions of Article 7), use the proceeds from any such insurance for the replacement of personal property, trade fixtures and Alterations.

10.3.7 No representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.8 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent herein provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant and Landlord under this Lease shall in no event limit the liability of Tenant or Landlord, respectively, under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X or a Fitch rating of not less than AA, or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.5) with respect to Tenant or Section 10.7 with respect to Landlord, (iii) neither Tenant nor Landlord shall do or permit to be done anything which invalidates their respective required insurance policies, and (iv) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or

1655 Grant Street

Genworth Financial Wealth Management, Inc.

certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord after delivery to Tenant of bills therefor.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, the amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other commercially reasonable types of insurance coverage and in such commercially reasonable amounts covering the Premises and Tenant’s operations therein. Any additional insurance amounts may only be imposed by Landlord in connection with Tenant exercising an extension option under Section 2.2 of this Lease or ROFR under Section 29.33 of this Lease. Any and all insurance obligations shall be consistent with common market practices in the Concord BART Submarket.

10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.

10.7 Landlord’s Insurance. Landlord shall cause the Building Common Areas to be covered by a policy or policies of commercial general liability insurance and, to the extent that Landlord has any employees, workers compensation insurance, in such amounts as are customarily carried by reasonably prudent landlords of buildings similar to the Building or as may be required under the CC&Rs or by law. Additionally, Landlord shall maintain “all risk” property insurance on the Base Building in an amount equal to the full replacement value thereof, subject to Landlord’s deductable amount, provided however that Landlord may, but has no obligation to carry earthquake or business income insurance.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. If the Premises or any Building Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty (collectively, a “Casualty”), Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable

1655 Grant Street

Genworth Financial Wealth Management, Inc.

control, and subject to all other terms of this Article 11, restore the base, shell and core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the base, shell and core of the Premises and Building Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Additionally, if any Casualty occurs with respect to the Garage, Landlord will use commercially reasonable efforts to cause the owner of the Garage to restore such damage. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required to be carried under Section 10.3.2(ii) and 10.3.2(iii) of this Lease, and Landlord shall repair any injury or damage to the improvements installed in the Premises and shall return such improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the deficiency in the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant’s employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Rent, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of such damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by Casualty or other cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of discovery of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. Additionally, in the event of a Casualty that renders the Premises unfit for occupancy for the Permitted Purpose, or the Garage unfit for use by Tenant as provided hereunder, if the repair thereof (to the extent necessary to make the Premises fit for the Permitted Use or the Garage fit for Tenant’s use, as the case may be) cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days, Landlord shall, immediately upon such determination made within the two hundred seventy (270) day period, provide written

1655 Grant Street

Genworth Financial Wealth Management, Inc.

notice to Tenant and Tenant shall have the option to terminate this Lease upon written notice to Landlord delivered within thirty (30) days of Landlord’s notice to Tenant of such determination. If no cure has been completed and no notice has been received by Tenant within the two hundred seventy (270) day period, Tenant shall have the option to terminate this Lease upon written notice to Landlord delivered within thirty (30) days thereafter. Notwithstanding the foregoing, Landlord may in its sole discretion elect to provide alternative convenient parking for Tenant during any period following a Casualty affecting the Garage, and for purposes of the preceding two sentences, such provision of alternate parking shall be deemed equivalent to restoring the Garage. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord and Tenant shall each individually have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after the date of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

ARTICLE 12

NONWAIVER

No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by Landlord or Tenant of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant or by Tenant from Landlord after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s or Landlord’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant or Landlord prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Tenant may pay and Landlord may receive and collect any Rent due, and the payment and/or receipt of said Rent shall not waive or affect said notice, suit or judgment.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 13

CONDEMNATION

If the whole or any material part of the Premises, Garage (unless Landlord elects in its sole discretion to provide alternate convenient parking to Tenant) or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of the whole or any material part of the Premises, Garage (unless Landlord elects in its sole discretion to provide alternate convenient parking to Tenant) or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, this Lease shall automatically terminate as of the date possession is required to be surrendered to the applicable authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease. All Rent shall be apportioned as of the date of such termination. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee” and the Premises or portion thereof to be transferred hereinafter referred to as the “Subject Space”). In connection with any such transfer contemplated by Tenant, Tenant shall submit a written request for consent notice to Landlord, together with any information reasonably required by Landlord which will enable Landlord to determine (i) the financial responsibility, character, and reputation of the proposed transferee, (ii) the nature of such transferee’s business, (iii) the proposed use of the applicable portion of the Premises, and (iv) any other reasonable consent parameters. Any transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any

1655 Grant Street

Genworth Financial Wealth Management, Inc.

proposed transfer, Tenant shall pay Landlord’s reasonable, internal review and processing fees not to exceed two thousand five hundred dollars ($2,500), as well as any reasonable, out-of-pocket third-party fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within forty five (45) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. If Landlord does not respond to the Transfer Notice within fifteen (15) days, Tenant may send a second copy of the Transfer Notice, containing a prominently displayed, bold-faced caption stating that failure to respond to such second notice within an additional fifteen (15) day period will result in the deemed approval of the Transfer contemplated in the Transfer Notice. If Landlord fails to respond to such second Transfer Notice within fifteen (15) days thereafter, the applicable Transfer shall be deemed approved. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply: (i) transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project; (ii) transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the transfer on the date consent is requested; (iii) transferee intends to use the applicable portion(s) of the Premises for purposes which are not permitted under this Lease; (iv) transferee is either a governmental agency or instrumentality thereof; (v) the proposed transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or (vi) either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating or has negotiated with Landlord to lease space in the Project within the previous six (6) months. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent.

14.3 Transfer Premium. If Landlord consents to a proposed transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such transferee in connection with the Transfer in excess of the Rent

1655 Grant Street

Genworth Financial Wealth Management, Inc.

and Additional Rent payable by Tenant under this Lease during the term of the Transfer (on a per rentable square foot basis if less than all of the Premises is transferred); provided, however, such Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by transferee to Tenant in connection with such transfer, and any payment in excess of fair market value for services rendered by Tenant to transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to transferee in connection with such Transfer, and shall be reduced dollar for dollar (on a straight-line amortized basis over the term of the applicable sublease or the remaining Lease Term other than with respect to a sublease) by any reasonable, out-of-pocket expenses incurred by Tenant in connection with such Transfer. No Transfer Premium shall apply for any transaction not requiring Landlord consent under this Article 14.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of Tenant’s written request for consent to so transfer, to recapture the corresponding portion of the Premises. Such recapture notice shall cancel and terminate this Lease with respect to such portion of the Premises as of the effective date of the proposed transfer. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed transferee, subject to provisions of this Article 14. Landlord shall have no option to recapture space under this Section 14.4 as a result of any transaction not requiring Landlord consent under this Article 14.

14.5 Effect of Transfer. If Landlord consents to a transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further transfer by either Tenant or a transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within forty five (45) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord’s costs of such audit.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

14.6 Permitted Transfers. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease in whole or in part, or to sublet any portion or all of the Premises, by operation of law or otherwise, without the requirement to obtain Landlord’s consent, but upon written notice, and without the need to provide any form of transfer fee, premium or other fees and costs payable to Landlord and with no right of recapture of any kind on the part of Landlord (i) to any entity controlling, controlled by, or under common control with Tenant), (ii) to any entity into or with which Tenant may be merged or consolidated, or (iii) to any entity that has acquired, or is concurrently therewith acquiring, ownership or control of all or substantially all of the assets of and/or ownership interest in Tenant; provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease or otherwise effectuate any “release” by Tenant of such obligations and such Permitted Transferee shall thereafter become liable under this Lease, on a joint and several basis, with Tenant. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 14.6, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Notwithstanding any provision of this Lease to the contrary (including Section 14.7 below), the recently announced potential sale transaction, pursuant to which, if consummated, ownership interests in AssetMark Holdings, Inc. (Tenant’s corporate parent) would be transferred to a partnership owned by Aquiline Capital Partners and Genstar Capital, will not be deemed a Transfer hereunder, and therefore no prior notice or fee obligations, consent, cost reimbursement or recapture rights will arise in connection therewith; provided, however, Tenant shall notify Landlord in the event that such potential sale is consummated. In addition, notwithstanding anything herein to the contrary, Tenant shall not mortgage, give as security, pledge or encumber this Lease, in whole or in part, without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion.

14.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) or more of the partners or members, or transfer of more than fifty percent (50%) or more of partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of more than fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of more than fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

14.8 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease beyond any applicable cure period, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, Casualty, Condemnation and repairs which are specifically made the responsibility of Landlord hereunder excepted (it being acknowledged that the provisions of Article 7 shall apply with respect to any Casualty). Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade

1655 Grant Street

Genworth Financial Wealth Management, Inc.

fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred fifty percent (150%). Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord or Tenant (the “Requesting Party”), the other party (the “Delivering Party”) shall execute, acknowledge and deliver to the Requesting Party an estoppel certificate, which, as submitted by the Requesting Party, if the Requesting Party is Landlord, shall be substantially in the form of Exhibit E attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), or, if the Requesting Party is Tenant, in a form reasonably agreeable to Landlord and Tenant and consistent with commercially reasonable market practices for landlords and tenants similarly situated to Landlord and Tenant, in either case indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information concerning this Lease reasonably requested by the Requesting Party or its mortgagee or prospective mortgagee. Any such certificate may be relied upon solely by any prospective mortgagee or purchaser of all or any portion of the Project or transferee of Tenant, as the case may be. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term (but not more frequently than

1655 Grant Street

Genworth Financial Wealth Management, Inc.

once annually, twice during the initial Lease Term or twice during any Option Term), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles, certified by an officer of Tenant and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION, NON-DISTURBANCE & ATTORNMENT

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided, however, any such lessor or lender shall enter into an SNDA as provided below or otherwise agree, as set forth in the SNDA, not to disturb Tenant’s possession, occupancy, access or quiet enjoyment of the Premises under this Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute a subordination, non-disturbance and attornment agreement in form and content substantially comparable to that attached to this Lease as Exhibit G, and otherwise reasonably acceptable to Landlord’s mortgage-holder and to Tenant (an “SNDA”) to evidence or confirm the subordination or superiority of this Lease to the lien of any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Tenant Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Tenant Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease, specifically including but not limited to, brokerage commissions and advertising expenses incurred; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease to Landlord. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Mitigation of Damages. Landlord acknowledges and agrees that, with respect to any Event of Default, to the extent that Landlord fails to make any effort required by applicable law to mitigate its damages resulting from such Event of Default, the damages to which Landlord may be entitled to receive pursuant to Section 19.2 may be reduced according to applicable law.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform (except in the case of an emergency that presents an immediate and material threat of harm to Tenant’s property, the Premises or persons therein, in which case such thirty (30) day period shall be reduced to a reasonable period required for Landlord to act); provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then, during a period not to exceed one hundred twenty (120) additional days, Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity, subject to the TCCs of this Lease, including the right to perform Landlord’s obligation at Landlord’s expense, which shall be billed to Landlord. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) unless the remaining Lease Term and/or Base Rent payable during the same is inadequate to satisfy such reward (in which case such deductions shall be straight-line amortized over the remaining Lease Term).

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant of quiet enjoyment express or implied.

ARTICLE 21

INTENTIONALLY OMITTED

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in such entire floor in the Premises, including in the elevator lobby of the Premises. The installation of any such sign shall be subject to the TCC of Article 8 of this Lease.

23.2 Interior and Monument Signage. Landlord shall provide Tenant with identifying signage to be included in the Building standard directory at Landlord’s cost, and on any free-standing monument signage at Landlord’s cost; provided however, if at the request of Tenant such monument signage includes elements in excess of Landlord’s standard monument signage, Tenant shall be responsible for any corresponding incremental cost or expense. Such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Building Top Signage. Provided such sign is in keeping with the quality, design and style of the Building and Project, Tenant shall be given the right to one building top or “eyebrow” sign on the Building, to be placed in a location of Tenant’s choosing and subject to Landlord’s reasonable approval and any governmental regulation or code requirement. The cost and of the production and installation of the building top or “eyebrow” sign shall be at Tenant’s expense. The installation of any such sign shall be subject to the TCC of Article 8 of this Lease.

23.4 Multi-Tenant Floors. If other tenants occupy space on any floor on which the Premises is located, Tenant’s identifying signage on such floor shall be provided by Landlord, at Tenant’s costs, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

23.5 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas other than signs installed in accordance with the TCC’s of Article 23. Any signs, window coverings or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items displayed in the windows of the Premises which are visible from the ground-level, exterior of the Premises, shall be in keeping with the quality, design and style of the Building and Project and shall be subject to the prior approval of Landlord, in its reasonable discretion.

23.6 Building Name. Landlord shall not name the Building after any of the following competitors of Tenant: Envestnet, Inc.; SEI Investments Company; or Avantria Consultants, LLC (or any of their respective affiliates whose names are derivative of the same). In the event that any of such parties changes its name, or is the subject of a merger or similar transaction and is the surviving party thereof, Tenant may inform Landlord of the new name of such entity and the prohibition of this Section 23.5 shall apply to such new name. Subject to the foregoing, Landlord shall retain all rights with respect to the name of the Building and may select or change such name in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 1.1.4 of Exhibit C. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including the making of any alterations to the Premises required by Applicable Laws) excluding changes to fire and life/safety requirements and structural changes to the Building or Premises. Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

ARTICLE 25

LATE CHARGES

If Tenant fails to pay any installment of Rent or any other sum due from Tenant within five (5) business days following the date such amount is due, then, Landlord shall provide notice to Tenant in writing of such failure, and without prejudice to any other right or remedy available to Landlord, including without limitation pursuant to Article 29, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within three (3) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing by either party hereunder which are not paid within ten (10) business days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) six percent (6%), and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except as may be expressly provided herein. If Tenant shall fail to perform any of its obligations under this Lease, within the time period applicable for the same to become a default beyond all applicable notice and cure periods, or such shorter time period specified herein as the case may be, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within forty five (45) days after delivery by Landlord to Tenant of statements therefore: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Article 26; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Article 26 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or, during the last nine (9) months of the Lease Term, underlying lessors; (iii) post notices of non-responsibility; or (iv) alter, improve or

1655 Grant Street

Genworth Financial Wealth Management, Inc.

repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) with reasonable prior notice, perform services required of Landlord; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated from time to time in writing by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 28

TENANT PARKING

28.1 In General. During the Lease Term, Tenant shall lease from Landlord and Landlord shall lease to Tenant, the number and type of parking passes set forth on Section 9 of the Summary. This right to park in the Garage shall be on a free, unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

28.1.1 Tenant shall at all times abide by and shall cause each of Tenant’s Parties to abide by any rules and regulations (“Parking Rules”) for use of the Garage that are established from time to time pursuant to the CC&Rs, and otherwise agrees to use the Garage in a safe and lawful manner. Landlord will provide Tenant with two (2) reserved stalls and five (5) visitor parking spaces marked as designated for Tenant in the Garage subject to the CC&Rs and the Parking Rules. Tenant acknowledges that the Parking Rules governing the use of the Garage may be modified from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord or the Garage Operator may refuse to permit any person who violates such Parking Rules to park in the Garage, and any violation of the Parking Rules shall subject the car to removal from the Garage in accordance with Section 28.2 below. Landlord will provide Tenant with one (1) keycard to access the Garage for each parking space provided hereunder at no expense; provided that any replacement access cards will be subject to Landlord’s standard charge therefor.

28.1.2 Except for Tenant’s two (2) reserved parking spaces and five (5) designated visitor parking spaces, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord and the Garage Operator reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for

1655 Grant Street

Genworth Financial Wealth Management, Inc.

other tenants or guests, and Tenant shall not park and shall not allow Tenant’s Parties to park in any such assigned or reserved spaces. The Garage has designated visitor parking and Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Garage may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control. In the event that the Garage is closed due to Landlord’s negligence, Landlord shall provide alternate convenient parking for Tenant’s use during such closing period.

28.1.3 Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the Garage (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Garage by Tenant or any Tenant’s Parties, unless such loss or damage results from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Except for loss or damage resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Garage, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Garage. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

28.1.4 Tenant’s right to park as described in this Article 28 and this Lease is exclusive to Tenant and its Permitted Transferees and shall not pass to any assignee or sublessee without the express written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

28.1.5 In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks’ notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the month installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

28.2 Violation. If Tenant violates any of the terms and conditions of this Article 28, the Garage Operator shall have the right to remove from the Garage any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever, provided however the Garage

1655 Grant Street

Genworth Financial Wealth Management, Inc.

Operator shall notify Tenant or the owner of such vehicle of any such removal. In addition, Landlord shall have the right to cancel any individual user’s (including any Tenant Party’s) right to use the Garage pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant or such user cures any applicable default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.2 Generator. Subject to Landlord’s prior approval of all plans and specifications, which approval shall not be unreasonably withheld, and otherwise subject to the TCC of Article 8 and the CC&Rs, Tenant shall have the right to install and maintain, at Tenant’s sole cost and expense, a backup generator in a location to be agreed to by Landlord and Tenant (with due consideration given to the visibility and noise of such generator). Such backup generator shall be used by Tenant only during (i) testing and regular maintenance, and (ii) any period of electrical power outage in the Building. Tenant shall be entitled to operate the generator for testing and regular maintenance only upon reasonable advance notice to Landlord and at times reasonably approved by Landlord. Tenant shall submit the specifications for design, operation, installation and maintenance of the generator for Landlord’s consent, which consent shall not be unreasonably withheld or delayed and may be conditioned on Tenant complying with such reasonable requirements imposed by Landlord, based on the advice of Landlord’s structural and mechanical engineers, so that the Building’s systems and equipment are not adversely affected. In addition, Tenant shall ensure that the backup generator does not result in any hazardous substances being introduced to the Building or Project. Further, Tenant shall be responsible for ensuring that the backup generator does not unreasonably interfere with the use of the Building or Project by other tenants. Tenant shall ensure that the design and installation of the backup generator is performed in a manner so as to minimize any excessive noise or vibration caused by such generator. Any generator installed by Tenant shall remain the personal property of Tenant throughout the Lease Term. Landlord may, by written notice to Tenant at the time of Landlord’s approval only, and as a condition of such approval, require Tenant to remove and repair any damage caused by such removal of the generator.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.4 Omitted.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease arising after the effective date of such transfer, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord (including the return of any security deposit, if applicable at any time under this Lease), and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording or Publication. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded or otherwise published by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect; provided, however, if Tenant designates any amount as a payment to cure any continuing default under this Lease, Landlord shall not apply such payment toward any amount not yet due and delinquent under this Lease in lieu of the obligation designated by Tenant.

29.9 Tenant’s Right to “Go Dark”. At any time during the Lease Term, Tenant shall have the right to cease operations in and close any or all of the Premises and to remove any and all furniture and equipment therefrom in accordance with the TCC of this Lease, provided that (i) Tenant notifies Landlord in advance or immediately thereafter, (ii) Tenant continues to pay all Rent as and when due and otherwise to satisfy all of its obligations under this Lease, and (iii) Tenant complies with Landlord’s reasonable closing requirements.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord’s Parties or Tenant’s Parties shall have any personal liability therefor, and both Landlord and Tenant hereby expressly waive and release such personal liability on behalf of itself and all persons claiming by, through or under Landlord or Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ and Tenant’s and Tenant’s Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership) or Tenant (if Tenant is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) or Tenant (if Tenant or any partner of Tenant is a Trust), have any liability for the performance of Landlord’s or Tenant’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties nor Tenant nor Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlords business or operation or Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, consequential and/or punitive or otherwise, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and Landlord’s and Tenant’s obligations under Section 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to the period of any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be (A) delivered by a nationally recognized overnight courier, or (B) delivered personally. All Notices shall be deemed to have been duly given either (a) immediately upon hand delivery, or (b) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, for delivery or (c) two (2) business days after having been mailed, postage prepaid, by U.S. certified mail, for delivery to the parties at the following addresses (which such addresses may be changed by either party by giving written notice thereof to the other): (i) to Tenant at the appropriate address set forth in Section 10 of the Summary; or (ii) to Landlord at the addresses set forth in Section 11 of the Summary. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. The party delivering Notice shall use commercially reasonable efforts to provide a courtesy copy of each such Notice to the receiving party via electronic mail.

29.19 Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.20 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.21 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.22 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.23 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to any setoff of the Rent or other amounts owing hereunder against Landlord except as may be expressly in this Lease.

29.24 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.25 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants or as otherwise required by court of law or state or Federal regulator. As a result of entering the Premises pursuant to any provision of the Lease, Landlord and its agents may become aware of certain confidential, non-public and proprietary information about the Tenant and the Tenant’s customers. Landlord

1655 Grant Street

Genworth Financial Wealth Management, Inc.

agrees that (i) it shall keep all such information confidential, (ii) it shall require, by way of contractual obligation or otherwise, that its employees, contractors, and agents do the same, and (iii) it shall use reasonable efforts to enforce such contractual or other obligations of its employees, contractors, and agents. Landlord agrees to indemnify, defend, and hold Tenant harmless from damages, losses, and expenses incurred by Tenant in connection with a breach by Landlord of its obligations set forth in the preceding sentence.

29.26 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, subject to the provisions of Section 6.3 and Article 11, which shall apply if such Renovations materially impair Tenant’s access to the Premises or render the Premises unsuitable for the Permitted Use. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions.

29.27 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.28 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) in the Premises or in the Building which serve the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and use an experienced and qualified contractor reasonably designated by Landlord and mutually acceptable to both Landlord and Tenant, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, and (v) except as otherwise provided for in this Lease, Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed by Tenant in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Property or the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Property and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Property and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Property (in which event Tenant’s Share shall be adjusted to reflect the inclusion of the rentable square footage of the Other Improvements in the calculation thereof), and (iv) for the use or improvement of the Other Improvements and/or the Property in connection with the

1655 Grant Street

Genworth Financial Wealth Management, Inc.

improvement, construction, and/or excavation of the Other Improvements and/or the Property. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Property or any other of Landlord’s rights described in this Lease including rights under Section 1.1.4(ix) of Exhibit C.

29.29.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Property and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30 Hazardous Substances. Tenant shall not cause or permit any hazardous materials to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises, the Property or the Project by Tenant, its agents, employees, contractors, affiliates, sublessees or invitees. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner). At any time following Tenant’s receipt of a request from Landlord, Tenant shall promptly complete a “hazardous materials questionnaire” using the form then-provided by Landlord. Landlord shall be responsible at its sole cost and expense for any hazardous materials and any asbestos-containing materials existing in the Premises, Building or Project as of the Lease Commencement Date.

29.31 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.32 Green Cleaning/Recycling Program. Tenant shall cooperate if and to the extent Landlord implements a green cleaning program and/or recycling program for the Property, and hereby agrees that the reasonable costs associated with any such green cleaning and/or recycling program shall be included in Operating Expenses. In accordance with the definition of “Operating Expenses” set forth in Exhibit C, Landlord shall adjust Tenant’s Base Year with the inclusion of any such program.

29.33 Right of First Refusal. Landlord grants to Tenant a right of first refusal (“ROFR”) with respect to any or all leasable space located on the eighth (8th) or eleventh (11th) floors of the Building (the “ROFR Space”) on the TCC set forth in this Section 29.33.

29.33.1 Superior Rights. Tenant acknowledges that certain other tenants at the Project under existing leases (together with their successors and assigns, the “Existing ROFO Holders”) hold rights of first offer (the “Existing ROFOs”), with respect to the ROFR Space (i.e., the right to receive and accept a first offer from Landlord as to the covered space, prior to Landlord entering into a lease for the covered space on terms preferable to those in the first offer). Except for the Existing ROFOs held by the Existing ROFO Holders, no other tenant at the Project currently holds preferential rights with respect to the ROFR Space. Tenant’s ROFR, and the provisions of this Section 29.33, shall be subordinate and subject in all respect to the Existing ROFO’s held by the Existing ROFO Holders.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.33.2 Procedure for Offer. If Landlord desires to enter into a new lease or expansion of space under an existing lease with one or more prospective tenants for ROFR Space, Landlord shall provide Tenant with written notice (“ROFR Notice”) of such circumstance. Tenant, following its receipt of a ROFR Notice, may (i) exercise its ROFR in accordance with the procedures set forth in Section 29.33.3 below, or (ii) decline to exercise its ROFR. If Tenant fails to exercise its ROFR within the time period provided below, Landlord may proceed to lease the ROFR Space to the prospective tenant(s) on terms acceptable to Landlord in its sole discretion.

29.33.3 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s ROFR with respect to the ROFR, then within ten (10) business days of delivery of the ROFR Notice to Tenant, Tenant shall deliver notice (the “ROFR Exercise Notice”) to Landlord of Tenant’s election to exercise its ROFR with respect to the entire ROFR Space on the terms determined pursuant to Section 29.33.4 below. If Tenant does not so notify Landlord within the seven (7) business day period, then Tenant shall be deemed to have declined to exercise its ROFR. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its ROFR, if at all, with respect to all of the ROFR Space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

29.33.4 ROFR Space Terms. In the event the ROFR is exercised in accordance with Section 29.31.3 above, the terms of Tenant’s lease of the ROFR Space will be determined as follows:

(a) If the ROFR is exercised on or prior to the second (2nd) anniversary of the Lease Commencement Date, the lease of the ROFR Space will be on the same TCC as included in this Lease (including, without limitation, rental rate per rentable square foot); provided, however, that any Landlord allowances or inducements provided herein will be prorated for the remaining term at such time and will be proportional to the rental square feet of the applicable ROFR Space and the term shall be co-terminous with the Lease Term;

(b) If the ROFR is exercised following the second (2nd) anniversary of the Lease Commencement Date, the lease of the ROFR Space will be on then-current market terms as determined under the procedures described in Section 2.2.2 above; provided, however, that the term shall be co-terminous with the Lease Term;

(c) In any case: (i) Tenant shall have not less than 120 days prior to the earlier of rent commencement or occupancy in which to arrange for the improvement of the ROFR Space; and (ii) if fewer than three (3) years remain in the Lease Term at the rent commencement date for the ROFR Space, the Lease Term shall be extended for a period so that three (3) years remain (with respect to both the Premises and the ROFR Space), with the terms of such extension determined under the procedures described in Section 2.2.2 above.

29.33.5 Construction In ROFR Space. Except to the extent otherwise provided pursuant to Section 29.33.4 above, Tenant shall take the ROFR Space in its then “as is” condition, and the construction of improvements in the ROFR Space shall comply with the terms of Article 8 of this Lease.

1655 Grant Street

Genworth Financial Wealth Management, Inc.

29.33.6 Amendment. If Tenant timely exercises Tenant’s ROFR, Landlord and Tenant shall within twenty (20) days thereafter negotiate in good faith and execute an amendment to this Lease adding such ROFR Space to the Premises upon the terms set forth in this Section 29.

29.33.7 Restriction on ROFR. The ROFR shall be exercisable only by the originally named Tenant and any of its Permitted Transferees (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease). The originally named Tenant or its Permitted Transferee may exercise the ROFR only if that Tenant (and/or its Permitted Transferee) occupies the entire Premises as of the date of the ROFR Notice. Tenant shall not have the right to lease ROFR Space, as provided in this Section 29.31, if, as of the date of the attempted exercise by Tenant, an Event of Default shall have occurred.

29.34 Conference Room. The first floor of the Building currently contains a conference center (the “Conference Center”). To the extent that no other tenant in the Building holds exclusive or superior rights to the use of such Conference Center as of the date of this Lease, Tenant shall be allowed to access and use the Conference Center, provided that Tenant will be required to (i) schedule use of the Conference Center with Landlord’s property manager or other designated representative and (ii) abide by such reasonable rules and procedures as Landlord may from time to time adopt with respect to use of the Conference Center. Upon reasonable prior written notice by Tenant, Landlord shall provide Tenant with conference space for Tenant’s “all-employee” meetings of up to 200 people, within the Project or within a reasonable distance from the Project. To the extent such conference space is provided outside of the Project, the provision of such space shall be at Landlord’s cost; provided that such “all-employee” meetings do not occur more frequently than five (5) times per calendar year (and Tenant shall be responsible for the costs of “all-employee” meetings occurring more frequently).

29.35 Government Incentive Programs. Landlord shall cooperate with Tenant, at Tenant’s sole cost, to obtain any local, State or Federal incentives that may be available to Tenant by virtue of its organization, operations or business (“Tenant Benefits”). To the extent that any such Tenant Benefits in the form of cash payments are required by the applicable governmental agency or authority to be paid to Landlord, Landlord shall pay over such Tenant Benefits to Tenant. Any taxes, assessments or other charges resulting from such Tenant Benefits shall be the sole responsibility of Tenant, and Tenant shall reimburse and hold harmless Landlord from the same.

[signature page follows]

1655 Grant Street

Genworth Financial Wealth Management, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

SFG Owner A, LLC, a Delaware limited liability company

By:	Swift Realty Partners, LLC, a Delaware limited partnership its Managing Agent

By:
	Name:	Craig Firpo
	Its:	Vice President

“TENANT”:

Genworth Financial Wealth Management, Inc., a California corporation

By:
Name:
Its:

1655 Grant Street

Genworth Financial Wealth Management, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

SFG Owner A, LLC, a Delaware limited liability company

By:	Swift Realty Partners, LLC, a Delaware limited partnership its Managing Agent

By:
	Name:	Craig Firpo
	Its:	Vice President

“TENANT”:

Genworth Financial Wealth Management, Inc., a California corporation

By:
Name:	Gurinder S. Ahluwalia
Its:	CEO + President

1655 Grant Street

Genworth Financial Wealth Management, Inc.

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

1655 Grant Street

EXHIBIT A-1	Genworth Financial Wealth Management, Inc.

SWIFTPLAZA

1655-1755 GRANT STREET// CONCORD

FLOORPLANS

1655 GRANT STREET // 9TH FLOOR

±24,064 SF

SWIFT REALTY PARTNERS

WWW.SWIFT-PLAZA.COM

Breck Lutz
925.974.0109
blutz@ccareynkf.com
Lic #00936859

Alex Grell
925.974.0108
agrell@ccareynkf.com
Lic #01222891

Cornish & Carey Commercial
Newmark Knight Frank
1333 North California Boulevard, Suite 343
Walnut Creek, California 94596
Tel 925.974.0100 Fax 925.974.0123

SWIFTPLAZA
1655-1755 GRANT STREET // CONCORD

FLOORPLANS

1655 GRANT STREET // 10TH FLOOR
±24,064 SF

SWIFT REALTY PARTNERS
WWW.SWIFT-PLAZA.COM

Breck Lutz
925.974.0109
blutz@ccareynkf.com
Lic #00936859

Alex Grell
925.974.0108
agrell@ccareynkf.com
Lic #01222891

Cornish & Carey Commercial
Newmark Knight Frank
1333 North California Boulevard, Suite 343
Walnut Creek, California 94596
Tel 925.974.0100 Fax 925.974.0123

EXHIBIT A-2

1655 GRANT

LEGAL DESCRIPTION OF PROPERTY

Parcel 3, as shown on the map of subdivision 6388, “Concord Center” filed October 25, 1984, in Book 284 of Maps, at Pages 7, 8, 9, 10 and 11, Contra Costa Records

1655 Grant Street

EXHIBIT A-2	Genworth Financial Wealth Management, Inc.

EXHIBIT B

1655 GRANT

WORK LETTER

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Work Letter is attached as Exhibit B and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Work Letter.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Landlord shall, at its sole cost and expense, construct the improvements in the Premises pursuant to that certain space plan, a copy of which is attached hereto on Schedule 1 (the “Space Plan”). Promptly following the full execution and delivery of this Lease, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply the necessary information, if any, required to allow the Landlord’s architects and engineers to complete any additional architectural and engineering drawings for the Premises in a form, as approved by Tenant (such approval not to be unreasonably withheld or delayed), which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a logical extension of, the Space Plan (collectively, the “Approved Working Drawings”). Landlord shall, at its sole cost and expense, construct the improvements in the Premises (the “Tenant Improvements”) pursuant to the Approved Working Drawings and in accordance with Building standard methods, materials and finishes described on Schedule 2 attached hereto unless such specific fixtures are called for in the Approved Working Drawings. Tenant shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification would directly or indirectly delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Work Letter, of the Premises or, unless the incremental cost of such change or modification is paid for 100% by Tenant, increase the cost of designing or constructing the Tenant Improvements.

SECTION 2

OVER-ALLOWANCE AMOUNT

In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions shall be made to (i) the Space Plan, (ii) the Approved Working Drawings (once the same are completed), or (iii) the Tenant Improvements, or in the event that Tenant requests revisions, changes, or substitutions which cause the Approved Working Drawings to not be a logical extension of the Space Plan, then any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord promptly following Landlord’s request.

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements (it being acknowledged that such waiver is not intended and shall not be interpreted to in any way limit or waive the liability of any contractor or third party under a warranty or guaranty described above).

SECTION 4

TENANT’S COVENANTS

Tenant hereby protects, defends, indemnifies and holds Landlord harmless for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect (to the extent Tenant, as opposed to Landlord, engages any such space planner or architect) on the Premises or in the Building. In addition, immediately after the Substantial Completion of the Premises, Landlord shall have prepared and delivered to the Tenant a copy of the record set of plans and specifications (including all working drawings) for the Tenant Improvements.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any “Punch List Items” (hereinafter defined) and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor. Tenant shall have a period of thirty (30) days from Tenant’s receipt of notification from Landlord of the Substantial Completion of the Premises to provide Landlord with a written list of any defects or any incomplete or unsatisfactory items with respect to the Tenant Improvements (“Punch List Items”). Landlord will then be obligated within a reasonable period of time, not to exceed thirty (30) days after receipt of Tenant’s written notice, to cure any such Punch List Items (unless such Punch List Items, due to their nature, cannot reasonably be cured within thirty (30) days, in which case Landlord shall promptly commence to cure same and diligently pursue same to completion). This time provision shall not apply to latent defects in the Tenant Improvements, and Landlord shall promptly repair the same in a good and workmanlike manner, provided that Tenant delivers written notice to Landlord specifying such latent defect prior to the date that is twelve (12) months following the Substantial Completion of the Premises.

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

5.2 Tenant Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in Article 2 of the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in Article 2 of the Lease, as a result of any of the following (a “Tenant Delay”):

5.2.1 Changes by Tenant in or additions to the Approved Working Drawings after the same have been approved by Tenant;

5.2.2 Tenant’s failure to approve or disapprove any matter requiring Tenant’s approval within five (5) business days (or Tenant’s unreasonable delay or withholding of approval for any such matter); including delays in the submission, revision or re-submission of changes or in the giving by Tenant of authorizations or approvals as set forth herein;

5.2.3 A breach by Tenant of the terms of this Work Letter or the Lease;

5.2.4 Any physical interference with the performance of the construction of the Base Building Work or Tenant Improvements by Tenant or any of its employees, agents or contractors, to the extent that such interference does, in fact, cause a delay;

5.2.5 Tenant’s request for materials, components, finishes or improvements, other than those specifically contemplated in the Approved Working Drawings, and which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements, and which are different from, or not included in, Landlord’s standard improvement package items for the Building;

5.2.6 Changes to the base, shell and core of the Building, other than as specified in the Approved Working Drawings;

5.2.7 Any delays resulting from errors or omissions contained in Tenants requests for changes to the Approved Working Drawings which directly cause a delay; or

5.2.8 Any delay otherwise due to acts or inaction by Tenant or any of its employees, agents or contractors, provided Landlord has provided written notice to Tenant and Tenant has failed to cure such delay within a reasonable time period;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delays had occurred.

Landlord shall notify Tenant of any Tenant Delay, or the reasonable likelihood of a Tenant Delay, within three (3) business days after Landlord first becomes aware of such Tenant Delay or reasonable likelihood thereof. Landlord and Tenant shall cooperate to obtain the necessary bids and pricing for the Tenant Improvements and to determine the availability of

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

materials that could cause a Tenant Delay. For those items identified by Landlord as a Tenant Delay, Tenant shall, within five (5) business days after such determination, notify Landlord that it will either (i) accept such items as Tenant Delay items or (ii) substitute or remove materials, components, finishes, or improvements in order to eliminate such delay.

Notwithstanding the foregoing, any such delay in Substantial Completion shall not be deemed to be a “Tenant Delay” if Landlord could have avoided such delay through commercially reasonable efforts without incurring any additional cost or expense (not including any cost or expense that Landlord passes on to Tenant pursuant to the terms of this Work Letter or the Lease) or potential liability.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Thirty (30) days prior to the anticipated Lease Commencement Date, and provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1. During such thirty (30) days period, subject to the CC&Rs and the Parking Rules, Landlord shall provide reasonable, free access to parking spaces in the Garage for Tenant’s contractors, subcontractors, and agents for the purpose of moving and installing Tenant’s furniture, fixtures and equipment and generally preparing the Premises for Tenant’s Use and occupancy (it being acknowledged that the Garage may not be able to accommodate specialized or above-standard sized trucks or vans).

6.2 Tenant’s Representative. Tenant has designated Gurinder Ahluwalia as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.3 Landlord’s Representative. Landlord has designated Willard Lund as its representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.4 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

6.5 Time of the Essence in this Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section 19.1 of the Lease or Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Work Letter), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such Event of Default or default is cured pursuant to the terms of the Lease.

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

WORK LETTER

SCHEDULE 1 – SPACE PLAN

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

SWIFTPLAZA

1655-1755 GRANT STREET// CONCORD

FLOORPLANS

1655 GRANT STREET // 9TH FLOOR

±24,064 SF

SWIFT REALTY PARTNERS
WWW.SWIFT-PLAZA.COM

Breck Lutz
925.974.0109
blutz@ccareynkf.com
Lic #00936859

Alex Grell
925.974.0108
agrell@ccareynkf.com
Lic #01222891

Cornish & Carey Commercial
Newmark Knight Frank
1333 North California Boulevard, Suite 343
Walnut Creek, California 94596
Tel 925.974.0100 Fax 925.974.0123

SWIFTPLAZA

1655-1755 GRANT STREET // CONCORD

FLOORPLANS

1655 GRANT STREET // 10TH FLOOR

±24,064 SF

SWIFT REALTY PARTNERS

WWW.SWIFT-PLAZA.COM

Breck Lutz
925.974.0109
blutz@ccareynkf.com
Lic #00936859

Alex Grell
925.974.0108
agrell@ccareynkf.com
Lic #01222891

Cornish & Carey Commercial
Newmark Knight Frank
1333 North California Boulevard, Suite 343
Walnut Creek, California 94596
Tel 925.974.0100 Fax 925.974.0123

WORK LETTER

SCHEDULE 2 – BUILDING STANDARD SPECIFICATIONS

OFFICE FINISHES

CARPET	TANDUS - INCLINE COLLECTION 04122

PAINT	SHERWIN-WILLIAMS - COLOR LOW LUSTER

BASE	BURKE RUBBER WALLBASE - UNI-COLOR 701/BLACK

VCT	ARMSTRONG - STANDARD EXCELON

LAMINATE	WILSONART

ELECTRICAL

FIXTURE & LAMPS:	2’x 2’ LUNERA LED FIXTURE, 3500K

BALLAST:	277 ELECTRONIC BALLAST

WHIP SYSTEM:	AFC #12AWG 277/480V 20AMP

LIGHT SENSORS:	WATT STOPPER W-500A OR SAME STYLE FOR PROPER SQFT

RELAY PACK:	WATT STOPPER MODEL# B277EP

EXIT LIGHTS:	SURE LITE MD# U.S.E.T. 911-B 277V DC BACKUP RED LETTERS PASS ELEV. LOBBY IS LITHONIA MD# LQM SW3R 120/277ELN

WATT METER:	REPLACE WITH LIKE

CEILING

GRID:	FINELINE 1/8 STANDARD METAL T-BAR. 2x2 GRID PATTERN

TILE:	ARMSTRONG DUNE (1775) OR EQUIVALENT

DOORS	SLICED WHITE OAK 3’ - 0" X 1 3/4" THK. FULL HEIGHT SOLID CORE (height 8’3")

PARTITION

STANDARD:	2 1/2" 25GA METAL STUD, 5/8" GYPSUM BOARD, SLAB TO CEILING

DEMISING:	3 5/8" 20GA METAL STUD, 5/8" GYPSUM BOARD, SLAB TO STRUCTURE ABOVE. BATT INSULATION IN CAVITY

1655 Grant Street

EXHIBIT B	Genworth Financial Wealth Management, Inc.

EXHIBIT C

1655 GRANT

OPERATING EXPENSE DEFINITIONS AND CALCULATION PROCEDURES

1.1 Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit C, the following terms shall have the meanings hereinafter set forth:

1.1.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

1.1.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses”; provided, however, that during any Expense Year, any Operating Expenses that are for controllable spending items (i.e., all Operating Expenses other than real estate taxes, personal property taxes and other governmental assessments, electrical utilities, insurance, required association costs, and impositions) (“Controllable Expenses”) more than five percent (5%) higher than the amount of Controllable Expenses for the immediately prior Expense Year shall not be considered Direct Expenses.

1.1.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

1.1.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Building, the Property or the Project, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities to the Building, the cost of operating, repairing, maintaining, replacing, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Building, the Property or the Project; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building, or any portion thereof; (v) costs incurred in connection with the Garage; (vi) fees and other costs, including management fees not to exceed three (3%) percent of gross revenue, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance, replacement, renovation and repair of the Building, the Property or the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Senior Asset Manager”) to the extent such person is engaged in the operation, maintenance and security of the Building; (ix) all costs incurred by Landlord under the CC&Rs for the Project, including, but not limited to Landlord’s share of costs related to the operation and maintenance of the Project Common Areas and the Garage; any shared electrical, mechanical, plumbing and life safety systems which provide services to the Building or the Project and costs of the project manager and the garage manager; (x) operation, repair, maintenance, renovation and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Building or the Project (A) which advantageously effect economies in the operation or maintenance of the Building or the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs required by law, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the Interest Rate as defined in Article 25 over its useful life determined in accordance with sound real estate management and accounting practices; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 1.1.5.1, below; (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, and (xvi) costs of any additional services not provided to the Building and/or the Project as of the Lease Commencement Date but which are thereafter provided by Landlord in connection with its prudent management of the Building and/or the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, association dues (other than BOMA), legal fees, space planners’ fees, advertising and promotional expenses, brokerage fees and leasing commissions incurred in connection with the original construction or development, or original or future leasing rent concessions, allowances, space planning, lease takeover obligations, and other inducements, costs, disbursements and expenses incurred in connection

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

with leasing space in the Building, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Building after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any Building Common Areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages, deeds of trust and other debt costs, equity distributions, participation fees, returns on investment kickers, or similar costs and expenses incurred in connection with alternatively structured financing, or any, penalties and interest of any kind whatsoever;

(c) except as expressly provided Section 1.14 of this Exhibit C to Lease, any and all costs of a capital nature, incurred in connection with the Project, the Garage, or the Building as determined under GAAP, but excluding items which, though capital for accounting purposes according to GAAP, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies and like items;

(d) costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier (excepting deductibles) or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(e) costs incurred because the Landlord violated the terms of any lease, or any penalties for which Landlord becomes liable pursuant to the terms of any lease or any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(f) costs, fines and penalties incurred because Landlord violated governmental law, rule or authority;

(g) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Building). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(h) Landlord and Property Manager’s general corporate overhead, including payroll administration and external asset management and legal services unrelated to day-to-day operations;

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

(i) the wages and benefits and other compensation of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Senior Asset Manager; or any and all bonuses paid to persons above the level of Senior Asset Manager, or otherwise outside of the ordinary course of business;

(j) rent or any amount paid as ground rental pursuant to any ground lease or underlying lease(s), for the Property by the Landlord;

(k) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(l) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge or parking attendants at the Project shall be includable as an Operating Expense;

(m) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency or temporary condition in the Project;

(n) all items and services for which Tenant or any other tenant in the Building reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(o) costs for the purchase of sculpture, paintings fountains or other objects of art following the Lease Commencement Date;

(p) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(q) cost of repairs or replacements covered by insurance (or required to be covered by insurance pursuant to the terms of this Lease), warranty, litigation or settlement proceeds;

(r) costs incurred by Landlord to the extent that Landlord is reimbursed;

(s) rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

(t) costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(u) costs associated with the correction of defects (patent or latent) in the Building, Project, or any other improvements;

(v) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto but only to the extent those laws were then being actively enforced by the applicable government authority; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that then exist in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority; or

(w) costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy hazardous substances or asbestos-containing materials (excepting the cost of such activities to the extent part of the normal operation and maintenance of a project similar to the Project) and those expenses related to investigating and correction of building conditions associated with what the real estate industry refers to as “Sick Building” conditions, to include such examples as mold, chemical fumes, etc.; provided, however, if and to the extent that Tenant is liable to Landlord pursuant to Section 28.25, then Tenant shall remain directly liable to Landlord for any such costs

(x) legal fees, costs and disbursements (w) based upon or resulting from Landlord’s negligence or other tortious conduct, (x) relating to the enforcement of any lease provisions except for enforcing any lease provisions for the benefit of the Building tenants generally, (y) relating to the defense of Landlord’s title to or interest in the Land, the Building or the Garage, (z) relating to the negotiation and preparation of tenant leases and related documents, or related to either the Landlord’s or its property management company’s business entity as distinguished from the costs of operating the Building, including accounting and legal costs of defending lawsuits with any mortgagee, or costs of selling or financing any of Landlord’s interests in, or any equity participations in, the Project

(y) reserves of any kind for future Landlord;

(z) costs incurred by Landlord in discharging its obligations under the Work Letter pertaining to this Lease;

(aa) impositions paid pursuant to Section 1.1.5 below;

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

(bb) membership dues not associated with BOMA and any franchise fees whether imposed on the project, Landlord’s business entity, or Property Manager’s business entity;

(cc) charitable, political, and civic contributions of the Landlord or Property Manager;

(dd) Late payment fees incurred by the Landlord and the Property Manager, as well as any payment discounts made available by any entity, both private and public, which the Landlord and Property Manager fail to take advantage of;

(ee) legal fees and other costs incurred by Landlord and the Property Manager, (i) in the preparation or negotiation of any lease in the Building and/or any amendment thereto, and/or (ii) in connection with disputes with prospective tenants, employees, purchasers or mortgagees of the Project or any part thereof;

(ff) any cost which the Landlord is reimbursed under any insurance policy or warranty of a third-party; provided, however, Landlord shall be obligated to use reasonable efforts to claim any reimbursements to which it is entitled under any insurance policy or warranty of a third-party;

(gg) any profit increment paid to either the Landlord or Property Manager, or to subsidiaries or affiliates of the Landlord or Property Manager, for services in the Building or to the Project to the extent that the amounts exceed the market costs of such services rendered by comparable unaffiliated third parties on an arms length competitive basis;

(hh) travel costs associated with the on-site management personnel attending social events;

(ii) costs incurred in connection with the sale, financing (whether debt or equity), refinancing, mortgaging, selling, or change of ownership of the Project, or any part thereof, or the Landlord;

(jj) losses sustained from “bad debt,” rent loss, or the cost of establishing reserves for any such losses;

(kk) fees for licenses and permits required to be obtained by or for Landlord in connection with Tenant’s use of the Premises for the Permitted Use (including the use and operation of the Garage), but excluding fees for licenses and permits required in connection with any activity other than the Permitted Use;

(ll) costs associated with parties, gifts, and awards for personnel above the level of Senior Asset Manager;

(mm) payments to vendors, contractors, etc., that are not specifically authorized by the contracts with those parties such as, for the purpose of illustration, holiday bonuses, gifts, etc.;

(nn) commissions or fees of any kind in connection with the use of an employment placement agency or similar service; provided, however, that this exclusion shall not be deemed to apply to advertising costs incurred in connection with attempting to hire personnel;

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

(oo) all other costs and expenses that under GAAP would not be considered maintenance, repair, or operating costs; and

(pp) all consultant fees and application or certification costs related to initially qualifying the Project, Garage and Building for any form of LEED designation.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Building been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. To the extent that any amenity or service is provided following the Base Year, the cost of which would be included as an Operating Expense, Landlord shall make a good faith, building standard adjustment to the Base Year to incorporate both the costs and any cost savings that would have been incurred and/or realized during the Base Year had such service or amenity been provided at the time. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

During the term of the Bank’s lease of space in the Building, Tenant will pay for the actual cost of the electricity provided to the Premises (including electricity related to chilled water usage), the cost of electricity will not be included in Operating Expenses and Tenant will receive a credit against the Base Rent equal to such electricity payments. If not separately metered, the cost of electricity provided to the Premises will be based on a reasonable estimate by a third party engineer of usage by Tenant and other tenants in the Building, including Bank. Upon the termination of the Bank’s lease, the cost of electricity will be included in Operating Expenses and the Base Year Operating Expenses will be adjusted to reflect the inclusion of electricity in Operating Expenses.

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

1.1.5 Taxes.

1.1.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

1.1.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Building, or any portion thereof, or as against the business of leasing the Building, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

1.1.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 1.1.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

contrary contained in this Section 1.1.5 (except as set forth in Section 1.1.5.4, below), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Building), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.2 of the Lease.

1.1.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

1.2 Allocation of Direct Expenses.

1.2.1 Method of Allocation. The parties acknowledge that the Property is part of the Project and that significant costs and expenses incurred in connection with the Project are shared between the owners of the properties in the Project as provided in the CC&Rs and the portion allocated to Landlord is included in the Direct Expenses to be paid by Tenant. The expenses under the CC&Rs may be allocated on a building by building basis, based on occupied square footage or on rentable square footage and Tenant agrees to be bound by the allocation of expenses to Landlord under the CC&Rs.

1.2.2 Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Building among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building, and the retail space tenants of the Building. The Direct Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.

1.3 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 1.3.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

1.3.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 1.3.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit C. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 1.3.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than one (1) calendar year after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses which were levied by any governmental authority or by any public utility companies.

1.3.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Exhibit C, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 1.3.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

1655 Grant Street

EXHIBIT C	Genworth Financial Wealth Management, Inc.

EXHIBIT D

1655 GRANT

RULES AND REGULATIONS

Tenant shall endeavor to observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the reasonable cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the Concord, California area. Tenant, its employees and agents must use reasonable care in ensuring that the doors to the Building are closed and secured when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

4. No furniture, freight or equipment of a material size or quantity shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord. Tenant requests for services must be submitted to the management office by an authorized individual designated by Tenant.

7. Excepting signage as contemplated in Article 23 of the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. Any directory of the Project, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserved the right to exclude any other names.

8. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same. Canvassing, soliciting, distribution of handbills or any other written material in the Project is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Project without the written consent of Landlord.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

10. Tenant shall not place a load upon the floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Except in the case of cosmetic alterations, Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

11. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent.

12. Tenant shall not use, bring or keep upon the Premises any flammable, combustible, explosive, foul or noxious fluid, chemical or substance (except for those substances incidental to general office use including, but not limited to copier toner, cleaning materials, etc., in customary quantities), or do or permit anything to be done in the leased Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or Project, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building or Project, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority. Upon request, Tenant shall provide material safety data sheets for any hazardous material used or kept on the Premises.

13. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

14. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

15. Tenant shall not bring into or keep within the Project, the Building or the Premises any firearms, animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

16. No commercial cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any purpose not consistent with general office use or the character or nature of the Building or Project. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

17. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be used for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

18. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

19. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

20. Tenant shall use reasonable care to not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall endeavor to prevent any of its personnel from attempting to adjust any controls.

21. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Concord, California without violation of any law or ordinance governing such disposal. Tenant shall participate in any recycling program provided by Landlord, so long as such program does not create an unreasonable burden or cost to Tenant. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

22. Tenant shall comply with all safety, fire protection and evacuation procedures established by Landlord or any governmental agency.

23. All cleaning and janitorial services for the Project and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises or the Project.

24. Without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed, no awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be of a quality, type, design approved by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.

25. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, and Tenant shall endeavor prevent its personnel from placing any bottles, parcels or other articles on the windowsills.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. Tenant must comply with any City of Concord “NO-SMOKING” ordinances. If Tenant is required by governmental law or code to adhere to a written smoking policy, a copy of said policy shall be on file in the office of the Building. In addition, no smoking of any substance shall be permitted within the Building, Property or Project except in specifically designated outdoor areas. Within such designated outdoor areas, all remnants of consumed cigarettes and related paraphernalia shall be deposited in ash trays and/or waste receptacles. No cigarettes shall be extinguished and/or left on the ground or any other surface of the Project. Cigarettes shall be extinguished only in ashtrays. Furthermore, in no event shall Tenant, its employees or agents smoke tobacco products or other substances (x) within any interior areas of the Building, or (y) to the extent posted, within two hundred feet (200’) of the main entrance of the Building, or (z) to the extent posted, within seventy-five feet (75’) of any other entryways into the Building.

28. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project, except for those services as specified in Article 6 of this Lease. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in areas mutually agreeable to Landlord and Tenant, to absorb or prevent any vibration, noise and annoyance.

30. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards, nor shall any hand trucks be used in the passenger elevators. All carts and hand trucks must be transported in the service elevator.

31. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

33. Tenant shall not purchase towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall notify Tenant in writing of any changes made to these Rules and Regulations which pertain to Tenant. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

1655 Grant Street

EXHIBIT D	Genworth Financial Wealth Management, Inc.

EXHIBIT E

1655 GRANT

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 20     by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at                     ,                     , California                     , certifies as follows as of the date hereof:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease under the presently-existing circumstances (other than the termination right provided in Section 2.3 [ANY OTHER THEN-EXISTING TERMINATION RIGHTS TO BE INCLUDED] of the Lease) or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. To Tenant’s actual knowledge, the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $                    .

7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s actual knowledge, Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

8. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

9. As of the date hereof, to Tenant’s actual knowledge, there are no existing defenses, offsets or claims or any basis for a claim, that Tenant has against Landlord.

10. If Tenant is a corporation or partnership, Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

1655 Grant Street

EXHIBIT E	Genworth Financial Wealth Management, Inc.

11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises other than as permitted in accordance with the Lease.

13. To the undersigned’s actual knowledge, all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the              day of                     , 20    .

“Tenant”:

,

a

By:
Its:

By:
Its:

1655 Grant Street

EXHIBIT E	Genworth Financial Wealth Management, Inc.

EXHIBIT F

1655 GRANT

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the office building located at , , California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Premises is square feet.

1655 Grant Street

EXHIBIT F	Genworth Financial Wealth Management, Inc.

“Landlord”:

a

By:
Its:

Agreed to and Accepted

as of                 , 20    .

“Tenant”:

a

By:
Its:

1655 Grant Street

EXHIBIT F	Genworth Financial Wealth Management, Inc.

EXHIBIT G

Form of SNDA

[attached]

1655 Grant Street

EXHIBIT G	Genworth Financial Wealth Management, Inc.

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

GROUP NAME (AU #AU NO.)

OFFICE ADDRESS

Attn: LOAN ADMINISTRATOR’S NAME HERE

Loan No. LOAN NO.

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,

ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made DATE OF DOCUMENTS by and between BORROWER NAME, a general partnership (“Owner” or “Lessor”), NAME OF LESSEE HERE (“Lessee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

A.

Pursuant to the terms and provisions of a lease dated DATE OF LEASE HERE (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.

Owner has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing (“Deed of Trust”) securing, among other things, a promissory note (“Note”) in the principal sum of LOAN AMOUNT AND NO/100THS DOLLARS ($LOAN AMOUNT NOS.), dated DATE OF DOCUMENTS, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”). The Deed of Trust has been recorded prior to the date of this Agreement or is to be recorded concurrently herewith.

C.

As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease and the to the lien of the Deed of Trust.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

LOAN NO.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Owner and Lessee hereby agree that:

1.1

Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5

Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender.

3.	ESTOPPEL. Lessee acknowledges and represents that:

3.1

Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2

No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3

Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, state “None”) .

3.5

No Broker Liens. Lessee has not incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): LIST OF EXISTING CLAIMS HERE

LOAN NO.

4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

4.1

Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. Lender’s consent shall be deemed given if no response is received from Lender within ten (10) business days following Lender’s receipt of such written notification and request for consent, together with a copy of such modification, amendment, termination or cancellation and such additional information as Lender requires in order to determine whether to give its consent;

4.2

Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor;

4.3	No Advance Rents. Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4

Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust.

5.

ATTORNMENT. In the event of a foreclosure under the Deed of Trust, Lessee agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Lessor’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

5.1	Payment of Rent. Lessee shall pay to Lender all rental payments required to be made by Lessee pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2

Continuation of Performance. Lessee shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lessee hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Lender; and

5.4

Subsequent Transfer. If Lender, by succeeding to the interest of Lessor under the Lease, should become obligated to perform the covenants of Lessor thereunder, then, upon any further transfer of Lessor’s interest by Lender, all of such obligations shall terminate as to Lender.

6.

NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust, so long as there shall then exist no breach, default, or event of default on the part of Lessee under the Lease beyond any applicable notice and cure period, Lender agrees for itself and its successors and assigns that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any option to purchase with respect to the Property; any right of first refusal with respect to the Property except as contained in the Lease; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.

LOAN NO.

7.	MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

7.2

Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

BORROWER NAME

STREET ADDRESS

CITY, STATE ZIP

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

GROUP NAME (AU #AU NO.)

OFFICE ADDRESS

Attn: LOAN ADMINISTRATOR’S NAME HERE

Loan No. LOAN NO.

“LESSEE”

NAME OF LESSEE HERE

LESSEE’S ADDRESS (STACKED) HERE

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

INCORPORATION. Exhibit A attached hereto and incorporated herein by this reference.

LOAN NO.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:

THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER”

BORROWING ENTITY

By:

Its:

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Signee’s Name
Its:	Signee’s Title

“LESSEE”

NAME OF LESSEE HERE

LESSEE SIGNATURE BLOCK HERE

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

EXHIBIT A

LOAN NO.

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of DATE OF DOCUMENTS, executed by BORROWER NAME, a general partnership as “Owner”, NAME OF LESSEE HERE, as “Lessee”, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of PROPERTY COUNTY, State of California, described as follows:

APN

STATE OF CALIFORNIA

COUNTY OF                    ss.

On                                          before me, (insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                         .

EXHIBIT H

Janitorial Services

[attached]

1655 Grant Street

EXHIBIT H	Genworth Financial Wealth Management, Inc.

SCOPE OF WORK

LOBBIES, CORRIDORS, AND ENTRIES

Nightly Services (5 Nights Per Week)

•	Clean and remove smudges from entry door glass.

•	Polish all entry handles, door plates and metal trim.

•	Wipe clean all glass, wood, or metal doors and door jambs.

•	Empty all ashtrays and wipe clean and polish

•	Screen all sand urns of butts and debris. Clean container and add sand as needed

•	Empty all trash receptacles, clean container with clean damp cloth and replace plastic liner.

•	Remove all debris from interior pots and planters. Clean and polish planters. (Report missing or dead plants).

•	Dust clean all horizontal surfaces under (7) feet.

•	Vacuum all carpet areas completely and remove spots.

•	Dust mop and damp mop hard surface floors.

•	Clean and remove smudges and marks from walls and wall-coverings.

•	Clean, polish and sanitize all drinking fountains.

•	Wipe clean all directory boards (exterior) with clean, soft cloth and alcohol only. (Report burned out lights).

•	Wipe clean all fire extinguisher cabinets and glass. (Report broken glass or missing extinguishers).

•	Clean and sanitize all public telephone and enclosures. (Neatly arrange all phone books).

•	Clean and polish all elevator doors, jambs, call plates.

•	Clean, polish and straighten all furniture as needed.

•	Dust and clean all lobby and corridor signage.

•	Report any lights burned out.

•	Clean all smudges and spots from mailroom walls and mailboxes.

•	Secure all doors and turn off appropriate lights upon completion of work assignments.

Weekly Services (One Time Per Week)

•	Clean and polish all entry metal and sills.

•	Dust and clean or polish all baseboards.

•	Dust all ledges and exit signs.

•	Detail clean all security entrance equipment.

Monthly Services (One Time Per Month)

•	Machine scrub all ceramic, brick or stone floors.

•	Clean, reseal or refinish common area floors.

•	Dust and clean all lobby fire doors inside and out. Polish door floor plates.

Quarterly Service (Every Three Months)

•	Clean all ceiling vents and grills.

OFFICES/CUBICLES

Daily Services (Fives Days Per Week)

•	Empty all wastebaskets and carry trash to designated areas for removal or retention. Replace plastic liners as needed. (Liners to be provided by client). Report any areas that need special cleaning.

•	Police carpeting on non-scheduled floors.

•	Remove hand spots or smudges from entry doors.

•	Using a dustless mop, sweep all non-carpeted areas.

•	Properly position furniture in offices.

•	Remove fingerprints and smudges from all walls, partitions and doors.

•	Spot clean all partition glass and mirrors.

OFFICES/CUBICLES - Continued

Weekly Services (One Time Per Week)

•	Vacuum carpeted areas.

•	Dust all desks, ornaments, phones and machines. Do not dust desk, conference tables or counters which are cluttered with paper work.

•	Brush all fabric furniture.

•	Damp mop all tile and hardwood floor areas.

Bi-Weekly Services (Every Other Week)

•	Dust all windowsills and ledges.

•	Dust all horizontal surfaces under 7 feet, furniture and equipment.

Monthly Services (One Time Per Month)

•	Damp wipe with a treated cloth all interior doors.

•	Vacuum all furniture or wipe vinyl furniture clean.

•	Dust all lower parts of furniture.

•	Dust all ledges, walls, moldings, picture shelves, etc., over 10 feet.

•	Clean all baseboards

Quarterly Services (Every Three Months Or As Needed)

•	Brush down and clean all vents and grills.

RESTROOMS

Daily Services (Five Days Per Week)

•	Dust and clean restroom signage and doors.

•	Vacuum all restrooms vestibules and remove spots.

•	Wet mop and disinfect tile floors, paying particular attention to areas under urinals and toilet bowls.

•	Clean alkaline deposits and soap spills from floor tile grout.

•	Wash and disinfect all basins, urinals, toilet bowls nightly, removing scale and stains.

•	Clean underside rims of urinals and toilet bowls.

•	Wash both sides of toilet seats with soap and water and disinfect. Leave all seats in an upright position.

•	Empty, clean, sanitize and polish all paper dispensers, replacing liners as necessary.

•	Clean and polish all mirrors.

•	Dust ledges and baseboards.

•	Damp wipe, polish and shine all chromes, metal fixtures, hand plates, kick plates, utility covers, plumbing, clean out covers and door knobs.

•	Spot clean with disinfectant all partitions and tile walls. (Report any graffiti and remove if possible).

•	Fill all toilet tissue, seat covers, soap, towel and sanitary napkin dispensers as necessary. (Supplies to be provided by Owner).

•	Restroom doors will be propped open with a rubber stop and sign indicating restroom closed for cleaning, placed outside.

Semi-Weekly Services (Two Times Per Week)

•	Pour clean water down floor drains where required, to prevent sewer gases from escaping.

Weekly Services (One Time Per Week)

•	Wash all waste containers and disinfect.

RESTROOMS - Continued

Monthly Services (One Time Per Month)

•	Clean and polish all doors, door plates and hardware.

•	Scrub all ceramic tile floors and strip as needed, protecting carpeting areas from seepage at restroom entrances.

•	Detail all toilet compartments and fixtures.

•	Brush and clean all grills and vents as needed.

Bi-Monthly Services (Every Two Months)

•	Wash down all walls and partitions inside and out and disinfect. (Report any graffiti and clean if possible.)

ELEVATORS

Daily Services (Five Days Per Week)

•	Vacuum and spot clean all carpeted cab floors.

•	Sweep and mop all hard surface cab floors.

•	Brush and spot clean carpeted wall covering.

•	Dust and clean baseboards.

•	Damp wipe and remove all spots and fingerprints from doors and walls (Interior and exterior).

•	Dust and clean elevator ceilings and lights.

•	Remove gum, stains or debris from ceilings, handrails or elevator tracks.

•	Dust and clean emergency phone and security compartments.

•	Clean and call buttons, call plates and signage.

•	Report any burned out lights or malfunctions of elevators.

Weekly Services (One Time Per Week)

•	Clean and polish elevator track.

•	Detail all call buttons and call plates.

•	Disinfect emergency phones.

•	Shampoo/Extract as needed all carpeted cab floors.

•	Clean and refinish as needed all hard surface cab floors

STAIRWELLS

Weekly Services (One Time Per Week)

•	Police entire stairwell, removing all trash, cigarette butts, etc.

•	Report any exit signs that are burned out.

•	Report any lights burned out.

Monthly Services (One Time Per Month)

•	Sweep down all stairs and landings.

•	Dust all handrails, banisters and ledges.

•	Clean all walls of fingerprints and smudge marks, etc..

•	Dust and clean all stairwell signage.

•	Dust and clean all emergency phones.

•	Wipe clean all stairwell doors and door jambs.

•	Wet mop all stairs and stair landings. (Clean baseboards if applicable).

•	Dust and clean all lights and fixtures.

•	Dust and clean all emergency fire equipment and plumbing.

Bi-Monthly Services (Every Other Month)

•	Scrub and refinish lower level stairwell landings.

EXHIBIT I

Critical Environments

[attached]

1655 Grant Street

EXHIBIT I	Genworth Financial Wealth Management, Inc.

Building A, third floor

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of the 13th day of May, 2015, by and between SFG OWNER A, LLC, a Delaware limited liability company (“Landlord”), and ASSETMARK, INC., a California corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant (formerly known as Genworth Financial Wealth Management, Inc., a California corporation) entered into that certain Office Lease dated May 29, 2013 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises consisting of a total of 48,128 rentable square feet (“Existing Premises”) commonly known as Suites 900 and 1000 and located on the ninth (9th) and tenth (10th) floors, respectively, of that certain office building located at 1655 Grant Street, Concord, California (“Building”).

B. Landlord and Tenant acknowledge that (i) Landlord delivered a “ROFR Notice,” as that term is defined in Section 29.33.2 of the Lease, to Tenant dated January 26, 2015 in accordance with the terms set forth in Section 29.33 of the Lease, with respect to space consisting of 24,408 rentable square feet of space commonly known as Suite 1100 and located on the eleventh (11th) floor of the Building, as delineated on Exhibit A attached hereto and made a part hereof (the “Expansion Premises”), (ii) Tenant thereafter timely exercised its “ROFR,” as that term is defined in Section 29.33 of the Lease, with respect to the Expansion Premises by delivering a “ROFR Exercise Notice,” as that term is defined in Section 29.33.3 of the Lease, to Landlord dated February 4, 2015, and (iii) each party now desires to document the addition of the Expansion Premises to the Existing Premises, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2. Modification of Premises. Effective as of October 1, 2015 (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to 72,536 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”.

1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

3. Lease Term.

3.1. Extension of Lease Term with Respect to the Existing Premises. Landlord and Tenant acknowledge that Tenant’s lease of the Existing Premises is scheduled to expire on July 31, 2021, pursuant to the terms of the Lease. Notwithstanding any provision to the contrary in the Lease, the Lease Term with respect to the Existing Premises shall be extended to August 31, 2022 (the “Lease Expiration Date”), unless sooner terminated as provided in the Lease, as hereby amended.

3.2. Expansion Term. The term of Tenant’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with Tenant’s lease of the Existing Premises on the Lease Expiration Date (i.e., August 31, 2022), unless sooner terminated as provided in the Lease, as hereby amended.

4. Base Rent.

4.1. Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of Article 3 of the Lease, provided that for the period commencing on September 1, 2021 and ending on the Lease Expiration Date, Tenant shall pay Base Rent for the Existing Premises in an amount equal to $2.70 per rentable square foot per month (i.e., $129,945.60 per month and $1,559,347.20 per year).

4.2. Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
October 1, 2015 – July 31, 2016	$571,147.20	$47,595.60	$1.95	*
August 1, 2016 – July 31, 2017	$585,792.00	$48,816.00	$2.00
August 1, 2017 – July 31, 2018	$600,436.80	$50,036.40	$2.05
August 1, 2018 – July 31, 2019	$615,081.60	$51,256.80	$2.10
August 1, 2019 – July 31, 2020	$629,726.40	$52,477.20	$2.15
August 1, 2020 – August 31, 2021	$644,371.20	$53,697.60	$2.20
September 1, 2021 – August 31, 2022	$790,819.20	$65,901.60	$2.70

*

Notwithstanding the foregoing Base Rent schedule or any contrary provision of this Lease, but subject to the terms of Section 4.3, below, Tenant shall not be obligated to pay Base Rent attributable to the Premises during the period commencing on October 1, 2015 and ending on April 14, 2016.

-2-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

On or before the Expansion Commencement Date, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

4.3. Abated Base Rent. Provided that Tenant is not then in default of the Lease (as hereby amended), then during the period commencing on October 1, 2015 and ending on April 14, 2016 (the “Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Expansion Premises during such Rent Abatement Period (the “Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Rent Abatement equals $307,068.39. Tenant acknowledges and agrees that the foregoing Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the Rent and performing the terms and conditions otherwise required under the Lease (as hereby amended). If Tenant shall be in default under this Lease, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to terms and conditions of the Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, casualty or condemnation, then the dollar amount of the unapplied portion of the Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

5. Tenant’s Share of Direct Expenses.

5.1. Existing Premises. Tenant shall continue to pay Tenant’s Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of Article 4 and Exhibit C of the Lease.

5.2. Expansion Premises. Except as specifically set forth in this Section 5.2, commencing on the Expansion Commencement Date, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of Article 4 and Exhibit C of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Expansion Premises, Tenant’s Share shall equal 8.36%.

-3-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

6. Expansion Improvements. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition. Landlord shall construct the improvements in the Expansion Premises pursuant to the terms of the Tenant Work Letter attached hereto as Exhibit B. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

7. Notices. Notwithstanding anything to the contrary set forth in the Lease, effective as of the date of this First Amendment, any Notices to Landlord and Tenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:

If to Landlord:

SFG Owner A, LLC

260 California Street, Suite 300

San Francisco, California 94111

Attention: Craig Firpo

with a copy to:

Allen Matkins Leek Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

If to Tenant:

Ted Angus

General Counsel

1655 Grant Street, 10th Floor

Concord, CA 94520

Attention: Ted Angus

8. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Newmark Cornish & Carey (representing both Landlord and Tenant) (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 8 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

-4-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

9. Parking. Effective as of the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall lease seventy-four (74) unreserved parking passes in the Garage in connection with Tenant’s lease of the Expansion Premises (the “Expansion Parking Passes”); provided that Tenant shall have the right to convert one (1) of the Expansion Parking Passes to a reserved parking space and three (3) of the Expansion Parking Passes to three (3) visitor parking spaces marked as designated for Tenant in the Garage (the “Converted Parking Passes”), all subject to the CC&Rs, Parking Rules and Article 28 of the Lease. The Expansion Parking Passes (including the Converted Parking Passes) shall be free of charge during the Expansion Term (subject to the terms of Section 28.1.5). In addition, subject to availability, and on a month-to-month basis, Tenant shall have the right to lease up to an additional twenty (20) unreserved parking passes (“Additional Expansion Parking Passes”), free of charge (subject to the terms of Section 28.1.5 of the Lease). Tenant shall lease the Expansion Parking Passes in accordance with the provisions of Article 28 of the Lease.

10. ROFR. As of the date hereof, Tenant’s ROFR shall no longer apply to the eleventh (11th) floor of the Building (i.e., the Expansion Premises).

11. Option to Early Terminate. As of the date hereof, Section 2.3 of the Lease is amended and restated as follows. “Notwithstanding anything to the contrary herein, Tenant shall have the right, which may be exercised in its sole an absolute discretion (but once exercised as provided below shall be binding and irrevocable), to terminate Tenant’s lease of the Existing Premises, effective as of the last day of the eighty-second (82nd) month after the Lease Commencement Date (such early termination date, the “Early Termination Date”) by providing written notice (the “Early Termination Notice”) to Landlord on or before the last day of the seventy-third (73rd) month after the Lease Commencement Date. The Early Termination Notice must be accompanied by a termination payment (“Termination Fee”) equal to $1,000,000.00. Upon the timely receipt of Early Termination Notice and the Termination Fee, the Lease Expiration Date for the Existing Premises only shall become the Early Termination Date and Tenant’s lease of the Existing Premises will expire on the Early Termination Date for all purposes of the Lease.”

12. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

[signatures follow on next page]

-5-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”		“TENANT”

SFG OWNER A, LLC a Delaware limited liability company		ASSETMARK, INC., a California corporation

By:	Swift Realty Partners, LLC,

a Delaware limited liability company, its Managing Agent	By:

By:	Its:	CEO

Name: Craig Firpo
Its: Vice President

-6-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

EXHIBIT A

1655 GRANT STREET

OUTLINE OF EXPANSION PREMISES

EXHIBIT A -1-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

EXHIBIT B

1655 GRANT STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Expansion Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Expansion Premises, in sequence, as such issues will arise during the actual construction of the Expansion Premises. All references in this Tenant Work Letter to Articles or Sections of “this First Amendment” shall mean the relevant portion of the First Amendment to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the “Lease,” as that term is defined in the First Amendment, all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter, and, unless otherwise expressly set forth to the contrary, all references in this Tenant Work Letter to the “Premises” shall mean the Expansion Premises.

SECTION 1

CONSTRUCTION DRAWINGS FOR THE PREMISES

Following the full execution and delivery of this First Amendment, Tenant shall retain its architect/space planner to prepare a space plan for the Premises which is mutually acceptable to Landlord and Tenant (the “Space Plan”). Promptly following the parties’ approval of the Space Plan, Tenant shall work with its architect to allow the architects to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a logical extension of, the Space Plan (collectively, the “Approved Working Drawings”). Tenant shall construct the tenant improvements in the Premises (the “Tenant Improvements”) pursuant to the Approved Working Drawings and in accordance with Building standard methods, materials and finishes described on Schedule 1 attached hereto unless such specific fixtures are called for in the Approved Working Drawings. Tenant shall make no material changes or modifications to the Approved Working Drawings once completed without the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned.

EXHIBIT B -1-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

SECTION 2

TENANT IMPROVEMENT ALLOWANCE

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”), in an amount equal to Nine Hundred Ninety-Nine Thousand Two Hundred Sixty-Three and 52/100 Dollars ($999,263.52) (i.e., $40.94 per rentable square foot multiplied by 24,408 rentable square feet of the Premises), for the costs relating to the initial design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully disbursed by Landlord to, or on behalf of, Tenant on or before the date which is the first (1st) anniversary of Expansion Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease, as amended.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process described at 2.3 below) only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1 Payment of the fees of Tenant’s architect and engineers, and the cost of documents and materials supplied by, Tenant’s consultants in connection with the preparation and review of the Space Plan and the Approved Working Drawings;

2.2.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, and contractors’ fees and general conditions;

2.2.4 The cost of any changes in the base, shell and core when such changes are required by the Approved Working Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.5 The cost of any changes to the Approved Working Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.6 The cost of connection of the Premises to the Building’s energy management systems;

2.2.7 The cost of the “Landlord Supervision Fee,” as that term is defined below;

EXHIBIT B -2-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

2.2.8 Sales and use taxes and Title 24 fees; and

2.2.9 All other costs to be expended in connection with the construction of the Tenant Improvements.

Tenant shall supervise and manage the construction of the Tenant Improvements. In recognition of the support being offered by Landlord and engineers employed by Landlord who will assist with matters ancillary to the Tenant Improvements, Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to two percent (2%) of the Tenant Improvement Allowance.

2.3 Landlord’s Disbursement Process. Tenant shall be directly invoiced and be responsible for payment of invoices pursuant to the contractual relationships Tenant has entered into with architects, the general contractor and structural engineers. Tenant shall forward each invoice to Landlord (by email to Willard Lund - lund@swiftrp.com and Elyse Cartmell - cartmell@swiftrp.com), and Landlord shall reimburse Tenant within thirty (30) days of receipt of each invoice, up to the Tenant Improvement Allowance, less the Landlord Supervision Fee (ie $999,263.52 less $19,985.27).

2.4 Core Upgrade. In addition to the Tenant Improvement Allowance, Landlord shall reimburse Tenant for the costs associated with the following upgrades:

2.4.1: Upgraded lighting in the elevator lobby (to the current standard on the 9th and 10th floors);

2.4.2: Reconfiguration of the women’s and men’s rest rooms, to meet ADA compliancy requirements; and

2.4.3: Eight replacement toilets with water saving dual function handles (to the current standard in the 9th and 10th floor restrooms).

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Intentionally omitted.

SECTION 4

TENANT’S COVENANTS

Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant’s space planner/architect (to the extent Tenant, as opposed to Landlord, engages any such span planner or architect) on the Premises or in the Building. In addition, immediately after the completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the record set of plans and specifications (including all working drawings) for the Tenant Improvements.

EXHIBIT B -3-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

SECTION 5

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Erich Elleson as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated Willard Lund as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Section 19.1 of the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises, and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such inaction by Landlord).

EXHIBIT B -4-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

Schedule 1 to Exhibit B

Building Standard Specifications

SWIFT PLAZA

1655 GRANT STREET

BUILDING STANDARD SPECIFICATIONS

NOTE: THIS LIST IS A GUIDLINE ONLY AND SOME PRODUCTS AND/OR EQUIPMENT ARE STILL BEING VERIFIED; SPECIFICATIONS MAY CHANGE FROM TIME TO TIME, OR AN EQUIVALENT PRODUCT MAY BE USED, AT LANDLORD’S SOLE DISCRETION; VERIFY ALL MATERIALS WITH THE BUILDING ENGINEER PRIOR TO COMMENCEMENT OF ANY WORK

OFFICE FINISHES

CARPET	TANDUS / INLINE (04122) or Shaw Cost Equivalent

PAINT	KELLY MOORE

BASE	BURKE

VCT	MANNINGTON OR Armstrong - Standard Excelon Cost Equivalent

LAMINATE	WILSONART

ELECTRICAL

FIXTURE & LAMPS:	GE - LUMINATION LED LUMINAIRES BT22 DIMMABLE SERIES 2x2 TROFFER - LED MODULE

BALLAST:	277 ELECTRONIC BALLAST

WHIP SYSTEM:

LIGHT SENSORS:

RELAY PACK:

EXIT LIGHTS:	LITHONIA - EDG (Surface mounted LED edge-lit)

WATT METER:	REPLACE WITH LIKE

LIFE SAFETY

PULL STATION:	SERVICED & MONITORED BY HONEYWELL

STROBE:	SERVICED & MONITORED BY HONEYWELL

SPEAKER:	SERVICED & MONITORED BY HONEYWELL

FIRE BELL:	SERVICED & MONITORED BY HONEYWELL

1 of 3		Building Standards REVISED 4 8 15

	Schedule 2 to Exhibit B -1-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

SMOKE DET:	SERVICED & MONITORED BY HONEYWELL

DUCT DET:	SERVICED & MONITORED BY HONEYWELL

SPRINKLER HEAD:	SERVICED & MONITORED BY HONEYWELL

ESCUTCHEON:	SERVICED & MONITORED BY HONEYWELL

HVAC

VAV BOXES:	KREUGER OR TITUS

CONTROLLER:	TRANE TRACER (see Trane for graphic upgrades to DDC System)

STAT:	TRANE TRACER 4190 1087

REGISTERS:	MATCH EXISTING

CEILING

GRID:	MATCH EXISTING

TILE:	ARMSTRONG - TEGULAR (ULTIMA/1912) 2x2 panels

DOORS	PACIFIC ARCHITECTURAL WOOD PRODUCTS - PS WHITE MAPLE (Clear finish)

PARTITION

STANDARD:	2 1/2” 25GA METAL STUD, 5/8” “X” GYPSUM BOARD, SLAB TO CEILING

CORRIDOR:	3 5/8” 20GA METAL STUD, 5/8” “X” GYPSUM BOARD, SLAB TO STRUCTURE ABOVE. BATT INSULATION IN CAVITY

DEMISING:	3 5/8” 20GA METAL STUD, 5/8” “X” GYPSUM BOARD, SLAB TO STRUCTURE ABOVE. BATT INSULATION IN CAVITY

HARDWARE

LOCKS: MORTISE:	SCHLAGE MORTISE FOR PRIMUS - 6 pin preped for Primus large format SCHLAGE SCH L9080EL626 SCHLAGE SCH 30-007 626

PLATES & PULLS:	MATCH EXISTING

HINGES:	MATCH EXISTING

BUTTS:	MATCH EXISTING

DOOR CLOSER:	LCN

STOPS:	MATCH EXISTING

TRIM, MISC.:	MATCH EXISTING

SILENCERS:	MATCH EXISTING

2 of 3		Building Standards REVISED 4 8 15

	Schedule 2 to Exhibit B -2-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

RESTROOMS

SINKS:	MATCH EXISTING

FAUCETS:	SLOAN OPTIMA SYSTEMS - Sensor Operated Faucet (EBF615-1213)

SOAP DISP:	AUTOSOAP - Automatic soap system (MSC#000042)

PAPER TOWEL DISP:	GEORGIA PACIFIC ENMOTION

SEAT COVER DISP:	REPLACE WITH LIKE

TOILET PAPER DISP:	GEORGIA PACIFIC ENMOTION

FLUSH KIT:	SLOAN DUAL-FLUSH FLUSHOMETER (WES-111 - TOILET) SLOAN ROYAL MODEL FLUSHMETER (186-HEU - URINAL)

TOILET:	SLOAN ST-2059-A UNIVERSAL CLOSET

URINAL:	SLOAN SU-7009-A UNIVERSAL HIGH EFFICIENCY URINAL

PARTITIONS:	REPLACE WITH LIKE

PLUMBING:	ALL copper pipe and fittings for plumbing fixtures to be plumbed in type L Copper

3 of 3		Building Standards REVISED 4 8 15

	Schedule 2 to Exhibit B -3-	1655 GRANT STREET [First Amendment] [AssetMark, Inc.]

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made and entered into as of the 14th day of March, 2018 by and between SFG OWNER A, LLC, a Delaware limited liability company (“Landlord”), and ASSETMARK, INC., a California corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant (formerly known as Genworth Financial Wealth Management, Inc., a California corporation) entered into that certain Office Lease dated May 29, 2013 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated May 13, 2015 (the “First Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises consisting of a total of 72,536 rentable square feet (“Premises”) commonly known as Suites 900, 1000 and 1100 and located on the ninth (9th), tenth (10th) and eleventh (11th) floors, respectively, of that certain office building located at 1655 Grant Street, Concord, California (“Building”). The Office Lease and the First Amendment are, collectively, the “Lease.”

B. Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated herein by reference) and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2. Landlord Contribution to Tenant’s Furniture. Landlord hereby agrees to a one time contribution of $7,000.00 (the “Landlord Furniture Contribution”) towards the purchase of chairs and accompanying storage carts to be procured by Tenant for use during certain all-employee meetings to be held as a part of Tenant’s business operations. In connection therewith, Landlord hereby agrees to reimburse Tenant up to the Landlord Furniture Contribution within thirty (30) days of Landlord’s receipt of invoices marked paid, or other evidence of the amounts incurred and actually paid by Tenant in connection with the purchase of such chairs and storage carts, as reasonably requested by Landlord.

3. Lease Modification. Effective as of the date of this Second Amendment, Section 29.34 of the Office Lease is hereby deleted in its entirety and replaced with the following:

“29.34 Conference Room. The first floor of the Building currently contains a conference center (the “Conference Center”). To the extent that no other tenant in the Building holds exclusive or superior rights to the use of such Conference Center as of the date of this Lease, Tenant shall be allowed to access and use the Conference Center, provided that Tenant will be required to (i) schedule use of the Conference Center with Landlord’s property manager or other designated representative and (ii) abide by such reasonable rules and procedures as Landlord may from time to time adopt with respect to use of the Conference Center. In the event Tenant has completely built out the 11th Floor with private offices and cubicles such that there is no remaining space for an “all-employee” meeting, and upon reasonable written notice by Tenant, Landlord shall provide Tenant with conference space for Tenant’s “all-employee” meetings of up to 200 people, within the Project or within a reasonable distance from the Project. To the extent such conference space is provided within the Project, Tenant shall supply

EXHIBIT A -1-	1655 GRANT STREET [Second Amendment] [AssetMark, Inc.]

chairs for the meeting at no cost to Landlord. To the extent such conference space is provided outside of the Project, the provision of such space shall be at Landlord’s cost; provided that such “all-employee” meetings do not occur more frequently than five (5) times per calendar year (and Tenant shall be responsible for the costs of “all-employee” meetings occurring more frequently).”

4. California Accessibility Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Premises to correct violations of construction-related accessibility standards; and (c) if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Building or Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.

5. No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent. The terms of this Section 6 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

6. No Further Modification; Lease in Full Force and Effect. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease are hereby ratified and confirmed and shall remain unmodified and in full force and effect. This Second Amendment contains the entire understanding between the parties with respect to the matters contained herein. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail. Landlord and Tenant acknowledge and agree that to each party’s actual knowledge, neither party is in default or violation of any covenant, provision, obligation, agreement or condition contained in the Lease. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Second Amendment, except as are contained herein and in the Lease. This Second Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

[signatures contained on following page]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first written above.

“LANDLORD”		“TENANT”

SFG OWNER A, LLC		ASSETMARK, INC.,
a Delaware limited liability company		a California corporation

By:	Swift Realty Partners, LLC,	By:
	a Delaware limited liability company,	Its:	CFO, EVP
its Managing Agent

By:
Name: Craig Firpo
Its: Vice President